J.P.Morgan

Global Custody Agreement – JPMCB New York – General – July 2010

Table of contents

1.	INTENTION OF THE PARTIES; DEFINITIONS		1
	1.1	Intention of the Parties	1
	1.2	Definitions; Interpretation	1
2.	WHAT J.P. MORGAN IS REQUIRED TO DO		4
	2.1	Set Up Accounts	4
	2.2	Cash Account	5
	2.3	Segregation of Assets; Nominee Name	5
	2.4	Settlement of Transactions	6
	2.5	Contractual Settlement Date Accounting	6
	2.6	Actual Settlement Date Accounting	7
	2.7	Income Collection (AutoCredit®)	7
	2.8	Miscellaneous Administrative Duties	7
	2.9	Corporate Actions	8
	2.10	Class Action Litigation	8
	2.11	Proxies	8
	2.12	Statements of Account	9
	2.13	Access to J.P. Morgan’s Records	9
	2.14	Maintenance of Financial Assets at Subcustodian Locations	10
	2.15	Tax Relief Services	10
	2.16	Foreign Exchange Transactions	10
	2.17	Notifications	10
	2.18	Compliance with Securities and Exchange Commission (“SEC”) Rule 17f-5 (“Rule 17f-5”)	10
	2.19	Compliance with SEC Rule 17f-7 (“rule 17f-7”)	12
3.	INSTRUCTIONS		13
	3.1	Acting on Instructions; Method of Instruction and Unclear Instructions	13
	3.2	Verification and Security Procedures	13
	3.3	Instructions; Contrary to Law/Market Practice	13
	3.4	Cut-Off Times	13
	3.5	Electronic Access	13
4.	FEES, EXPENSES AND OTHER AMOUNTS OWING TO J.P. MORGAN		14
	4.1	Fees and Expenses	14
	4.2	Overdrafts	14
	4.3	J.P. Morgan’s Right Over Securities; Set-off	14
5.	SUBCUSTODIANS, SECURITIES DEPOSITORIES, AND OTHER AGENTS		15
	5.1	Appointment of Subcustodians; Use of Securities Depositories	15
	5.2	Liability for Subcustodians	16
6.	ADDITIONAL PROVISIONS		16
	6.1	Representations of the Customer and J.P. Morgan	16
	6.2	The Customer is Liable to J.P. Morgan Even if it is Acting for Another Person	17
	6.3	Special Settlement Services	17
7.	WHEN J.P. MORGAN IS LIABLE TO CUSTOMER		18
	7.1	Standard of Care; Liability	18
	7.2	Force Majeure	19
	7.3	J.P. Morgan May Consult With Counsel	19
	7.4	J.P. Morgan Provides Diverse Financial Services and May Generate Profits as a Result	20
	7.5	Assets Held Outside J.P. Morgan’s Control	20
	7.6	Ancillary Services	20
	7.7	Liability by Fund	20
8.	TAXATION		20
	8.1	Tax Obligations	20
	8.2	Tax Relief Services	21
9.	TERMINATION		22
	9.1	Termination	22
	9.2	Exit Procedure	22

BUSINESS # 1507033 v.2

J.P.Morgan

10.	MISCELLANEOUS		23
	10.1	Notices	23
	10.2	Successors and Assigns	23
	10.3	Entire Agreement	23
	10.4	Information Concerning Deposits at J.P. Morgan’s London Branch	24
	10.5	Insurance	24
	10.6	Security Holding Disclosure	24
	10.7	USA PATRIOT Act Disclosure	24
	10.8	Governing Law and Jurisdiction	24
	10.9	Severability; Waiver; and Survival	25
	10.10	Confidentiality	25
	10.11	Counterparts	26
	10.12	No Third Party Beneficiaries	26
EXHIBIT A List of Funds			28
SCHEDULE 1 List of Subcustodians and Markets Used by J.P. Morgan			29
SCHEDULE 2 Form of Board Resolution			42
SCHEDULE 3 J.P. Morgan Worldwide Securities Services Custody Restricted Markets Schedule			43
ANNEX A Electronic Access			48

Global Custody Agreement – JPMCB New York – General – July 2010

GLOBAL CUSTODY AGREEMENT

This Agreement, dated ____________________, 2012, is between JPMORGAN CHASE BANK, NATIONAL ASSOCIATION (“J.P. Morgan”), with a place of business at One Beacon Street, Floor 19, Boston, MA, 02108; and each investment company identified on Exhibit A hereto (as such exhibit may be amended from time to time) (each such investment company, a “Customer”), acting on behalf of its respective series or portfolios identified on Exhibit A, as may be amended from time to time, and in the case of those investment companies for which no separate series or portfolios are identified on such Exhibit A, acting for and on behalf of itself (each such series, portfolio or investment company, as the case may be, hereinafter referred to as a “Fund”). For the sake of clarity, the term Customer when modified by the phrase “on behalf of a Fund”; “with respect to a Fund”; or similar phrasing covers both an investment company acting on behalf of its series or portfolio and an investment company (without separate series or portfolios) acting on behalf of itself.

1.	INTENTION OF THE PARTIES; DEFINITIONS

	1.1	Intention of the Parties

(a) This Agreement sets out the terms on which J.P. Morgan will be providing custodial, settlement and other associated services to the Customer. J.P. Morgan will be responsible for the performance of only those duties set forth in this Agreement.

(b) Investing in Financial Assets and cash in foreign jurisdictions may involve risks of loss or other special features. The Customer acknowledges that J.P. Morgan is not providing any legal, tax or investment advice in providing the services under this Agreement and, will not be liable for any losses resulting from Country Risk.

(c) The terms and conditions of this Agreement are applicable only to the services which are specified in this Agreement. Other services are subject to separate terms and conditions, which J.P. Morgan will make available to the Customer upon request.

(d) Customer is an investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”) as an open-end investment company;

	1.2	Definitions; Interpretation

(a) As used herein, the following terms have the meaning hereinafter stated.

“Account” has the meaning set forth in Section 2.1 of this Agreement.

“Affiliate” means an entity controlling, controlled by, or under common control with, J.P. Morgan or the Customer, as the case may be.

“Affiliated Subcustodian” means a Subcustodian that is an Affiliate.

“Applicable Law” means any applicable statute, treaty, rule, regulation or common law and any applicable decree, injunction, judgment, order, formal interpretation or ruling issued by a court or governmental entity.

“Authorized Person” means any person who has been designated by written notice from the Customer in the form as provided by J.P. Morgan (or by written notice in the form as provided by J.P. Morgan from any agent designated by the Customer, including, without limitation, an investment manager) to act on behalf of the Customer under this Agreement and any person who has been given an access code by a security administrator appointed by the Customer which allows the provision of Instructions. Such persons will continue to be Authorized Persons until such time as J.P. Morgan receives and has had a reasonable time to act upon Instructions from the Customer (or its agent) that any such person is no longer an Authorized Person, upon which Instructions J.P. Morgan shall act as soon as practicable.

Global Custody Agreement – JPMCB New York – General – July 2010

“Cash Account” has the meaning set forth in Section 2.1(a)(ii).

“Confidential Information” means and includes all non public information (including a Fund’s portfolio holdings, securities transactions and account balances) concerning the Customer (including each of the Funds and their shareholders) or the Accounts which J.P. Morgan receives in the course of providing services under this Agreement. Nevertheless, the term Confidential Information shall not include information which is or becomes available to the general public by means other than J.P. Morgan’s breach of the terms of this Agreement or information which J.P. Morgan obtains on a non- confidential basis from a person who is not known to be subject to any obligation of confidence to any person with respect to that information.

“Corporate Action” means any subscription right, bonus issue, stock repurchase plan, redemption, exchange, tender offer, or similar matter with respect to a Financial Asset in a Securities Account that requires discretionary action by the beneficial owner of the Security, but does not include rights with respect to class action litigation or proxy voting.

“Country Risk” means the risk of investing or holding assets in a particular country or market, including, but not limited to, risks arising from nationalization, expropriation or other governmental actions; the country’s financial infrastructure, including prevailing custody, tax and settlement practices; laws applicable to the safekeeping and recovery of Financial Assets and cash held in custody; the regulation of the banking and securities industries, including changes in market rules; currency restrictions, devaluations or fluctuations; and market conditions affecting the orderly execution of securities transactions or the value of assets.

“Entitlement Holder” means the person named on the records of a Securities Intermediary as the person having a Securities Entitlement against the Securities Intermediary.

“Financial Asset” means a Security and refers, as the context requires, either to the asset itself or to the means by which a person’s claim to it is evidenced, including a Security, a security certificate, or a Securities Entitlement. “Financial Asset” does not include cash.

“Instruction” means an instruction that has been verified in accordance with a Security Procedure or, if no Security Procedure is applicable, which J.P. Morgan believes in good faith to have been given by an Authorized Person.

“J.P. Morgan Indemnitees” means J.P. Morgan, its Affiliates, its Subcustodians, and their respective nominees, directors, officers, employees and agents.

“J.P. Morgan’s London Branch” means the London branch office of JPMorgan Chase Bank, N.A.

“Liabilities” means any liabilities, losses, claims, costs, damages, penalties, fines, obligations, taxes (other than taxes based solely on J.P. Morgan’s or Customer’s income, as the case may be), or expenses of any kind whatsoever (including, without limitation, reasonable attorneys’, accountants’, consultants’ or experts’ fees and disbursements).

“Securities” means shares, stocks, debentures, bonds, notes or other like obligations, whether issued in certificated or uncertificated form, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same that are commonly traded or dealt in on securities exchanges or financial markets or other obligations of an issuer, or shares, participations and interests in an issuer recognized in the country in which it is issued or dealt in as a medium for investment and any other property as may be acceptable to J.P. Morgan for the Securities Account.

Global Custody Agreement – JPMCB New York – General – July 2010

“Securities Account” means each Securities custody account on J.P. Morgan’s records to which Financial Assets are or may be credited under this Agreement.

“Securities Depository” means (i) when referring to a Securities Depository located outside the U.S., an “Eligible Securities Depository” which, in turn, shall have the same meaning as in SEC rule 17f-7(b)(1)(i)-(vi) as the same may be amended from time to time, or that has otherwise been made exempt pursuant to an SEC exemptive order; provided that, prior to the compliance date with rule 17f-7 for a particular securities depository the term “securities depositories” shall be as defined in (a)(1)(ii)-(iii) of the 1997 amendments to rule 17f-5, and (ii) when referring to a securities depository located in the U.S. shall mean a “securities depository” as defined in rule 17f-4(c)(6).

“Securities Entitlement” means the rights and property interests of an Entitlement Holder with respect to a Financial Asset as set forth in Part 5 of Article 8 of the Uniform Commercial Code of the State of New York, as the same may be amended from time to time.

“Securities Intermediary” means J.P. Morgan, a Subcustodian, a Securities Depository, and any other financial institution which in the ordinary course of business maintains Securities custody accounts for others and acts in that capacity.

“Security Procedure” means a security procedure to be followed by the Customer upon the issuance of an Instruction and/or by J.P. Morgan upon the receipt of an Instruction, so as to enable J.P. Morgan to verify that such Instruction is authorized, as set forth in service level documentation in effect from time to time between the parties with respect to the services set forth in this Agreement, or as otherwise agreed in writing by the parties. A Security Procedure may, without limitation, involve the use of algorithms, codes, passwords, encryption or telephone call backs, and may be updated by J.P. Morgan from time to time upon notice to the Customer. The Customer acknowledges that the Security Procedure is designed to verify the authenticity of, and not detect errors in, Instructions. For the avoidance of doubt, the parties agree that a SWIFT message issued in the name of the Customer through any third party utility agreed upon by the parties as being a method for providing Instructions and authenticated in accordance with that utility’s customary procedures, shall be deemed to be an authorized Instruction; provided that nothing in the foregoing clause shall require Customer to use SWIFT messaging as a method for providing Instructions.

“Subcustodian” means any of the subcustodians appointed by J.P. Morgan from time to time to hold Securities and act on its behalf in different jurisdictions (and being at the date of this Agreement the entities listed in Schedule 1) and includes any Affiliated Subcustodian.

(b)	Headings are for reference and convenience only and are not intended to affect interpretation.

(c)	References to Articles and Sections are to Articles and Sections of this Agreement and references to sub-sections and paragraphs are to sub-sections of the Sections and paragraphs of the sub-sections in which they appear.

(d)	Unless the context requires otherwise, references in this Agreement to “persons” shall include legal as well as natural entities; references importing the singular shall include the plural (and vice versa); use of the generic masculine pronoun shall include the feminine; use of the term “including” shall be deemed to mean “including but not limited to,” and references to appendices and numbered sections shall be to such addenda and provisions herein; all such addenda are hereby incorporated in this Agreement by reference.

Global Custody Agreement – JPMCB New York – General – July 2010

2.	WHAT J.P. MORGAN IS REQUIRED TO DO

	2.1	Set Up Accounts

		(a)	J.P. Morgan will establish and maintain the following accounts (“Accounts”):

			(i)	one or more separate Securities Accounts in the name of Customer (or in another name requested by the Customer that is acceptable to J.P. Morgan) for Financial Assets, which may be held by J.P. Morgan or a Subcustodian or a Securities Depository for J.P. Morgan on behalf of the Customer, including as an Entitlement Holder; and

			(ii)	one or more separate accounts in the name of the Customer (or in another name requested by the Customer that is acceptable to J.P. Morgan) (“Cash Account”) for any and all cash in any currency received by or on behalf of J.P. Morgan for the account of the Customer.

Notwithstanding paragraph 2.1(a)(ii), cash held in respect of those markets where the Customer is required to have a cash account in its own name held directly with the relevant Subcustodian or Securities Depository will be held in that manner and will not be part of the Cash Account.

		(b)	At the request of the Customer, additional Accounts may be opened in the future, and such additional Accounts shall be subject to the terms of this Agreement.

		(c)	In the event that the Customer requests the opening of any additional Account for the purpose of holding collateral pledged by the Customer on behalf of a Fund to a securities exchange, clearing corporation, or other central counterparty (a “Counterparty”) to secure trading activity by the Customer with respect to such Fund, or the pledge to a Counterparty of cash or individual Securities held in an Account, that Account (or the pledged cash or Securities) shall be subject to any collateral arrangements in effect among J.P. Morgan, such Fund, and the Counterparty in addition to the terms of this Agreement.

		(d)	J.P. Morgan’s obligation to open Accounts pursuant to Section 2.1(a) is conditional upon J.P. Morgan receiving such of the following documents as J.P. Morgan may require:

			(i)	a certified copy of the Customer’s constitutional documents as currently in force;

			(ii)	evidence reasonably satisfactory to J.P. Morgan of the due authorization and execution of this Agreement by the Customer (for example by a certified copy of a resolution of the Customer’s board of directors or equivalent governing body, substantially in the form set out in Schedule 2);

			(iii)	J.P. Morgan’s standard form fund manager mandate completed by the fund manager designated by the Customer; and

			(iv)	in the case of any Account opened in a name not that of the Customer, documentation with respect to that name similar to that set forth in sub-sections (i) – (iii).

		(e)	J.P. Morgan reserves the right to reverse any transactions that were credited to the Accounts due to mis-postings and other similar causes.

Global Custody Agreement – JPMCB New York – General – July 2010

2.2	Cash Account

	(a)	J.P. Morgan will identify in its books that cash held in a Cash Account of the Customer belong to the Customer, for itself or on behalf of the Fund to which such Cash Account relates. Any amount standing to the credit of a Cash Account is a debt due from J.P. Morgan to the Customer on behalf of the Fund to which the Cash Account relates as banker. Except as otherwise provided in Instructions acceptable to J.P. Morgan, all cash held in a Cash Account will be deposited during the period it is credited to the Accounts in one or more deposit accounts at J.P. Morgan or at J.P. Morgan’s London Branch. Any cash so deposited with J.P. Morgan’s London Branch will be payable exclusively by J.P. Morgan’s London Branch in the applicable currency, subject to compliance with Applicable Law, including, without limitation, any restrictions on transactions in the applicable currency imposed by the country of the applicable currency.

	(b)	Any amounts credited by J.P. Morgan to the Cash Account on the basis of a notice or an interim credit from a third party, may be reversed if J.P. Morgan does not receive final payment in a timely manner. J.P. Morgan will notify the Customer promptly of any such reversal.

2.3	Segregation of Assets; Nominee Name

	(a)	J.P. Morgan will identify in its books that Financial Assets credited to a Securities Account of the Customer belong to the Customer, for itself or on behalf of the Fund to which such Security Account relates, (except as otherwise may be agreed by J.P. Morgan and the Customer).

	(b)	To the extent permitted by Applicable Law or market practice, J.P. Morgan will require each Subcustodian to identify in its own books that Financial Assets held at such Subcustodian by J.P. Morgan on behalf of its customers belong to customers of J.P. Morgan, such that it is readily apparent that the Financial Assets do not belong to J.P. Morgan or the Subcustodian.

	(c)	J.P. Morgan is authorized, in its discretion:

(i) to hold in bearer form, such Financial Assets as are customarily held in bearer form or are delivered to J.P. Morgan or its Subcustodian in bearer form;

(ii) to hold Securities in or deposit Securities with any Securities Depository;

(iii) to hold Securities in omnibus accounts on a fungible basis and to accept delivery of Securities of the same class and denomination as those deposited with J.P. Morgan or its Subcustodian; and

(iv) to register in the name of the Customer, J.P. Morgan, a Subcustodian, a Securities Depository, or their respective nominees, such Financial Assets as are customarily held in registered form.

Global Custody Agreement – JPMCB New York – General – July 2010

2.4	Settlement of Transactions

Subject to Article 3 and Section 4.2 of this Agreement, J.P. Morgan will act in accordance with Instructions with respect to settlement of transactions. Settlement will be conducted in accordance with prevailing standards of the market in which the transaction occurs. Without limiting the generality of the foregoing, the Customer authorizes J.P. Morgan to deliver Securities or payment in accordance with applicable market practice in advance of receipt or settlement of consideration expected in connection with such delivery or payment, and the Customer acknowledges and agrees that such action alone will not of itself constitute negligence, fraud, or willful misconduct of J.P. Morgan, and the risk of loss arising from any such action will be borne by the Customer. In the case of the failure of the Customer’s counterparty (or other appropriate party) to deliver the expected consideration as agreed, J.P. Morgan will contact the counterparty to seek settlement and will notify the Customer of such failure. If the Customer’s counterparty continues to fail to deliver the expected consideration, J.P. Morgan will provide information reasonably requested by the Customer that J.P. Morgan has in its possession to allow the Customer to enforce rights that the Customer has against the Customer’s counterparty, but neither J.P. Morgan nor its Subcustodians will be obliged to institute legal proceedings, file a proof of claim in any insolvency proceeding or take any similar action.

2.5	Contractual Settlement Date Accounting

(a) J.P. Morgan will effect book entries on a contractual settlement date accounting basis as described below with respect to the settlement of eligible transactions in those markets where J.P. Morgan generally offers contractual settlement date accounting.

(i) Sales: On the settlement date for a sale, J.P. Morgan will credit the Cash Account of the applicable Fund to which such transaction relates with the proceeds of the sale and, if not already delivered, transfer the relevant Financial Assets to an account at J.P. Morgan pending settlement of the transaction.

(ii) Purchases: On the settlement date for a purchase (or earlier, if market practice requires delivery of the purchase price before the settlement date), J.P. Morgan will debit the Cash Account of the applicable Fund to which such transaction relates for the settlement amount and credit a separate account at J.P. Morgan. J.P. Morgan then will post the applicable Securities Account as awaiting receipt of the expected Financial Assets. The Customer will not be entitled to the delivery of Financial Assets until J.P. Morgan or a Subcustodian actually receives them.

Upon request, J.P. Morgan shall provide the Customer with a list of those markets for which it provides contractual settlement date accounting. J.P. Morgan may add markets to or remove markets from such list upon reasonable notice to the Customer. J.P. Morgan reserves the right to restrict in good faith the availability of contractual settlement date accounting for credit or operational reasons.

(b) J.P. Morgan may reverse any debit or credit made pursuant to Section 2.5(a) prior to a transaction’s actual settlement upon prompt notice to the Customer in cases where J.P. Morgan reasonably believes that the transaction will not settle in the ordinary course within a reasonable time. The Customer will be responsible for any costs or Liabilities resulting from such reversal; provided, however, when Customer is acting on behalf of a Fund, the responsibility for any costs or Liabilities resulting from such reversal shall be that of the Fund to which such transaction relates and payable only from the assets of such Fund. The Customer acknowledges that the procedures described in Section 2.5 are of an administrative nature, and J.P. Morgan does not undertake to make loans and/or Financial Assets available to the Customer.

Global Custody Agreement – JPMCB New York – General – July 2010

2.6	Actual Settlement Date Accounting

With respect to settlement of a transaction that is not posted to the Account on the contractual settlement date as referred to in Section 2.5, J.P. Morgan will post the transaction on the date on which the cash or Financial Assets received as consideration for the transaction is actually received and settled by J.P. Morgan.

2.7	Income Collection (AutoCredit®)

	(a)	J.P. Morgan will monitor information publicly available in the applicable market about forthcoming income payments on the Financial Assets, and will promptly notify the Customer of such information.

	(b)	J.P. Morgan will credit the Cash Account of the applicable Fund with income proceeds on Financial Assets of such Fund on the anticipated payment date, net of any taxes that are withheld by J.P. Morgan or any third party (“AutoCredit”) in those markets where J.P. Morgan customarily provides an AutoCredit service on eligible transactions. Upon request, J.P. Morgan shall provide the Customer with a list of AutoCredit eligible markets. J.P. Morgan may add markets to or remove markets from the list of AutoCredit markets upon notice to the Customer that is reasonable in the circumstances. J.P. Morgan may reverse AutoCredit credits upon oral or written notification to the Customer if J.P. Morgan believes that the corresponding payment will not be received by J.P. Morgan within a reasonable period or the credit was incorrect.

	(c)	In markets where J.P. Morgan does not provide an AutoCredit service, income on Financial Assets, net of any taxes withheld by J.P. Morgan or any third party, will be credited only after actual receipt and reconciliation by J.P. Morgan.

J.P. Morgan will use reasonable efforts to contact appropriate parties to collect unpaid interest, dividends or redemption proceeds and promptly notify the Customer of the late payment, but neither J.P. Morgan nor its Subcustodians will be obliged to file any formal notice of default, institute legal proceedings, file a proof of claim in any insolvency proceeding or take any similar action.

2.8	Miscellaneous Administrative Duties

	(a)	Until J.P. Morgan receives Instructions to the contrary, J.P. Morgan will:

(i) present all Financial Assets for which J.P. Morgan has received notice of a call for redemption or that have otherwise matured, and all income and interest coupons and other income items that call for payment upon presentation;

(ii) execute in the name of the Customer such certificates as may be required to obtain payment in respect of Financial Assets; and

(iii) exchange interim or temporary documents of title held in the Securities Account for definitive documents of title.

	(b)	In the event that, as a result of holding of Financial Assets in an omnibus account, the Customer receives fractional interests in Financial Assets arising out of a Corporate Action or class action litigation, J.P. Morgan will credit the Customer with the amount of cash equivalent in value to the fractional interest it would have received had the Financial Assets not been held in an omnibus account, and the Customer shall relinquish to J.P. Morgan its interest in such fractional interests.

Global Custody Agreement – JPMCB New York – General – July 2010

	(c)	If some, but not all, of an outstanding class of Financial Assets is called for redemption, J. P. Morgan may allot the amount redeemed among the respective beneficial holders of such a class of Financial Assets on a pro rata basis or in a similar manner J.P. Morgan deems fair and equitable.

2.9	Corporate Actions

	(a)	J.P. Morgan will act in accordance with local market practice to obtain information concerning Corporate Actions that is publicly available in the local market. J.P. Morgan also will review information obtained from sources to which it subscribes for information concerning such Corporate Actions. J.P. Morgan will promptly provide that information (or summaries that reflect the material points concerning the applicable Corporate Action) to the Customer or its Authorized Person.

	(b)	J.P. Morgan will act in accordance with the Customer’s Instructions in relation to such Corporate Actions. If the Customer fails to provide J.P. Morgan with timely Instructions with respect to any Corporate Action, neither J.P. Morgan nor its Subcustodians or their respective nominees will take any action in relation to that Corporate Action, except as otherwise agreed in writing by J.P. Morgan and the Customer or as may be set forth by J. P. Morgan as a default action in the notification it provides under Section 2.9(a) with respect to that Corporate Action.

2.10	Class Action Litigation

Any notices received by J.P. Morgan’s corporate actions department about settled securities class action litigation that requires action by affected owners of the underlying Financial Assets will be promptly notified to the Customer if J.P. Morgan, using reasonable care and diligence in the circumstances, identifies that the Customer (including, on behalf of a Fund) was a shareholder and held the relevant Financial Assets in custody with J.P. Morgan at the relevant time. J.P. Morgan will not make filings in the name of the Customer (including, on behalf of a Fund) in respect to such notifications except as otherwise agreed in writing between the Customer and J.P. Morgan. The services set forth in this Section 2.10 are available only in certain markets, details of which are available from J.P. Morgan on request.

2.11	Proxies

	(a)	J.P. Morgan will monitor information distributed to holders of Financial Assets about upcoming shareholder meetings, promptly notify the Customer of such information and, subject to Section 2.11(c), act in accordance with the Customer’s Instructions in relation to such meetings (the “Proxy Voting Service”).

	(b)	The Proxy Voting Service is available only in certain markets, details of which are available from J.P. Morgan on request. Provision of the Proxy Voting Service is conditional upon receipt by J.P. Morgan of a duly completed enrolment form as well as additional documentation that may be required for certain markets.

	(c)	The Proxy Voting Service does not include physical attendance at shareholder meetings. Requests for physical attendance at shareholder meetings can be made but they will be evaluated and agreed to by J.P. Morgan on a case by case basis.

Global Custody Agreement – JPMCB New York – General – July 2010

	(d)	The Customer acknowledges that the provision of the Proxy Voting Service may be precluded or restricted under a variety of circumstances. These circumstances include, but are not limited to:

		(i)	the Financial Assets being on loan or out for registration;

		(ii)	the pendency of conversion or another corporate action;

		(iii)	the Financial Assets being held in a margin or collateral account at J.P. Morgan or another bank or broker, or otherwise in a manner which affects voting;

		(iv)	local market regulations or practices, or restrictions by the issuer; and

		(v)	J.P. Morgan being required to vote all shares held for a particular issue for all of J.P. Morgan’s customers on a net basis (i.e., a net yes or no vote based on voting instructions received from all its customers). Where this is the case, J.P. Morgan will notify the Customer.

2.12	Statements of Account

	(a)	J.P. Morgan will provide the Customer with a statement of account for each Account, identifying cash and Financial Assets held in the Account and any transfers to and from the Account. Statements of account may be delivered electronically or on-line over the Internet and are deemed delivered when sent electronically or posted on the Internet. The Customer will review its statement of account and give J.P. Morgan written notice of (i) any suspected error or omission or (ii) non-receipt of a statement of account within a reasonable time after the statement of accounts is sent or made available to the Customer, as the case may be.

	(b)	The Customer acknowledges that information available to it electronically with respect to transactions posted after the close of the prior business day may not be accurate due to mis-postings, delays in updating Account records, and other causes. J.P. Morgan will not be liable for any loss or damage arising out of any such information accessed electronically that is subsequently updated or corrected by the close of business on the first business day after the original transaction was posted, unless such inaccuracy arises out of J.P. Morgan’s fraud, negligence, willful misconduct or reckless disregard in the performance of its obligations under this Agreement.

2.13	Access to J.P. Morgan’s Records

	(a)	J.P. Morgan will allow the Customer’s auditors and independent public accountants such reasonable access to the records of J.P. Morgan relating to the Accounts as is required in connection with their examination of books and records pertaining to the Customer’s affairs. Subject to restrictions under the relevant local law, J.P. Morgan also directs any Subcustodian to permit the Customer’s auditors and independent public accountants, reasonable access to the records of any Subcustodian of Financial Assets held in the Securities Account as may be required in connection with such examination.

	(b)	J.P. Morgan will, upon reasonable written notice, allow the Customer reasonable access during normal working hours to the records of J.P. Morgan relating to the Accounts. J.P. Morgan may impose reasonable restrictions on the number of individuals allowed access, the frequency and length of such access, and the scope of the records made available. The Customer shall reimburse J.P. Morgan for the reasonable cost of copying, collating and researching archived information.

Global Custody Agreement – JPMCB New York – General – July 2010

(c) The books and records pertaining to Customer which are in possession of J.P. Morgan shall be the property of Customer. If requested by Customer, J.P. Morgan shall provide any and all such records to the Customer and, if requested by Customer, return such books and records to the Customer or its designees promptly upon termination of this Agreement (whether such books and records are in written or electronic form). However, J.P. Morgan shall be entitled to retain copies of such books and records as required by Applicable Law governing J.P. Morgan. J.P. Morgan shall keep all books and records customarily maintained and legally required to be maintained by the custodian of a registered investment company, and such books and records shall be prepared and maintained in the manner and for the periods required by the 1940 Act and rules thereunder.

2.14	Maintenance of Financial Assets at Subcustodian Locations

(a) Unless Instructions require another location acceptable to J.P. Morgan, Financial Assets will be held in the country or jurisdiction in which their principal trading market is located, where such Financial Assets may be presented for payment, where such Financial Assets were acquired, or where such Financial Assets are held. J.P. Morgan reserves the right to refuse to accept delivery of Financial Assets or cash in countries and jurisdictions other than those referred to in Schedule 1 to this Agreement, as in effect from time to time. J.P. Morgan may modify Schedule 1 to this Agreement upon notice to the Customer.

(b) J.P. Morgan reserves the right to restrict the services it provides in certain markets that are deemed by J.P. Morgan to be restricted markets from time to time. A current list of these markets, and a summary of the related restrictions, is set forth on Schedule 3. J.P. Morgan may update Schedule 3 from time to time upon notice to the Customer.

2.15	Tax Relief Services

J.P. Morgan will provide tax relief services as provided in Section 8.2.

2.16	Foreign Exchange Transactions

To facilitate the administration of the Customer’s trading and investment activity, J.P. Morgan may, but will not be obliged to, enter into spot or forward foreign exchange contracts with the Customer, or an Authorized Person, and may also provide foreign exchange contracts and facilities through its Affiliates or Subcustodians. Instructions, including standing Instructions, may be issued with respect to such contracts, but J.P. Morgan may establish rules or limitations concerning any foreign exchange facility made available. In all cases where Bank, its Affiliates or Subcustodians enter into a master foreign exchange contract that covers foreign exchange transactions for the Accounts, the terms and conditions of that foreign exchange contract and, to the extent not inconsistent, this Agreement, will apply to such transactions.

2.17	Notifications

Information concerning the Accounts may only be made available to the Customer through J.P. Morgan’s website if agreed to in writing between J.P. Morgan and Customer.

2.18	Compliance with Securities and Exchange Commission (“SEC”) Rule 17f-5 (“Rule 17f-5”).

(a) Customer’s board of directors (or equivalent body) (hereinafter ‘Board’) hereby delegates to J.P. Morgan, and, except as to the country or countries as to which J.P. Morgan may, from time to time, advise Customer in advance that it does not accept such delegation, J.P. Morgan hereby accepts the delegation to it, of the obligation to perform as Customer’s ‘Foreign Custody Manager’ (as that term is defined in rule 17f-5(a)(3) as promulgated under the Investment Company Act of 1940, as amended (“1940 Act”)), including for the purposes of: (i) selecting Eligible Foreign Custodians (as that term is defined in rule 17f-5(a)(1), and as the same may be amended from time to time, or that have otherwise been exempted pursuant to an SEC exemptive order) to hold foreign Financial Assets and Cash, (ii) evaluating the contractual arrangements with such Eligible Foreign Custodians (as set forth in rule 17f-5(c)(2)), (iii) monitoring such foreign custody arrangements (as set forth in rule 17f-5(c)(3)). J.P. Morgan represents and warrants to Customer that any and all information it provided to Customer in connection with Customer’s determination to appoint the J.P. Morgan as its Foreign Custody Manager was at the time it was provided and continues to be true, correct and complete in all material respects.

Global Custody Agreement – JPMCB New York – General – July 2010

(b)	In connection with the foregoing, J.P. Morgan shall:

	(i)	provide written reports notifying Customer’s Board of the placement of Financial Assets and Cash with particular Eligible Foreign Custodians and of any material change in the arrangements with such Eligible Foreign Custodians, with such reports to be provided to Customer’s Board at such times as the Board deems reasonable and appropriate based on the circumstances of Customer’s foreign custody arrangements (and until further notice from Customer such reports shall be provided not less than quarterly with respect to the placement of Financial Assets and Cash with particular Eligible Foreign Custodians and with reasonable promptness upon the occurrence of any material change in the arrangements with such Eligible Foreign Custodians);

	(ii)	exercise such reasonable care, prudence and diligence in performing as Customer’s Foreign Custody Manager as a person having responsibility for the safekeeping of foreign Financial Assets and cash would exercise;

	(iii)	in selecting an Eligible Foreign Custodian, first have determined that foreign Financial Assets and cash placed and maintained in the safekeeping of such Eligible Foreign Custodian shall be subject to reasonable care, based on the standards applicable to custodians in the relevant market, after having considered all factors relevant to the safekeeping of such foreign Financial Assets and cash, including, without limitation, those factors set forth in rule 17f-5(c)(1)(i)-(iv);

	(iv)	determine that the written contract with an Eligible Foreign Custodian requires that the Eligible Foreign Custodian shall provide reasonable care for foreign Financial Assets and Cash based on the standards applicable to custodians in the relevant market. The contract shall include the provisions set out in rule 17f-5(c)(2)(i)(A)-(F) or, in lieu of some or all such provisions, may contain other provisions that the J.P. Morgan, as Foreign Custody Manager, determines will provide, in their entirety, the same or a greater level of care and protection for the Foreign Assets as the specified provisions in their entirety;

	(v)	have established and shall maintain a system to monitor the continued appropriateness of maintaining foreign Financial Assets and cash with particular Eligible Foreign Custodians and of the governing contractual arrangements; it being understood, however, that in the event that J.P. Morgan shall have determined that the existing Eligible Foreign Custodian in a given country would no longer afford foreign Financial Assets and cash reasonable care and that no other Eligible Foreign Custodian in that country would afford reasonable care, J.P. Morgan shall promptly so advise Customer and shall then act in accordance with the Instructions of Customer with respect to the disposition or placement of the affected foreign Financial Assets and cash.

Global Custody Agreement – JPMCB New York – General – July 2010

Subject to (b)(i)-(v) above, J.P. Morgan is hereby authorized to place and maintain foreign Financial Assets and cash on behalf of Customer with Eligible Foreign Custodians pursuant to a written contract deemed appropriate by J.P. Morgan.

	(c)	Except as expressly provided herein, Customer shall be solely responsible to assure that the maintenance of foreign Financial Assets and cash hereunder complies with the rules, regulations, interpretations and exemptive orders as promulgated by or under the authority of the SEC.

	(d)	J.P. Morgan represents to Customer that it is a U.S. Bank as defined in Rule 17f-5(a)(7). Customer represents to J.P. Morgan that: (1) the foreign Financial Assets and cash being placed and maintained in J.P. Morgan’s custody are subject to the 1940 Act, as the same may be amended from time to time; (2) its Board: (i) has determined that it is reasonable to rely on J.P. Morgan to perform as Customer’s Foreign Custody Manager (ii) or its investment adviser shall have determined that Customer may maintain foreign Financial Assets and cash in each country in which Customer’s Financial Assets and cash shall be held hereunder and determined to accept Country Risk. Nothing contained herein shall require J.P. Morgan to make any selection or to engage in any monitoring on behalf of Customer that would entail consideration of Country Risk.

	(e)	J.P. Morgan shall provide to Customer such information relating to Country Risk as is specified in Appendix 1 hereto. Customer hereby acknowledges that: (i) such information is solely designed to inform Customer of market conditions and procedures and is not intended as a recommendation to invest or not invest in particular markets; and (ii) J.P. Morgan has gathered the information from sources it considers reliable, but that J.P. Morgan shall have no responsibility for inaccuracies or incomplete information.

2.19	Compliance with SEC Rule 17f-7 (“rule 17f-7”).

	(a)	J.P. Morgan shall, for consideration by Customer, provide an analysis of the custody risks associated with maintaining Customer’s foreign Financial Assets with each Eligible Securities Depository used by J.P. Morgan as of the date hereof (or, in the case of an Eligible Securities Depository not used by J.P. Morgan as of the date hereof, prior to the initial placement of Customer’s foreign Financial Assets at such Depository) and at which any foreign Financial Assets of Customer or Fund are held or are expected to be held. The foregoing analysis will be provided to Customer at J.P. Morgan’s Website. In connection with the foregoing, Customer shall notify J.P. Morgan of any Eligible Securities Depositories at which it does not choose to have its foreign Financial Assets held. J.P. Morgan shall monitor the custody risks associated with maintaining Customer’s foreign Financial Assets at each such Eligible Securities Depository on a continuing basis and shall promptly notify Customer or its adviser of any material changes in such risks.

	(b)	J.P. Morgan shall exercise reasonable care, prudence and diligence in performing the requirements set forth in Section 2.19(a) above.

	(c)	Based on the information available to it in the exercise of diligence, J.P. Morgan shall determine the eligibility under rule 17f-7 of each depository before including it on Schedule 2 hereto and shall promptly advise Customer if any Eligible Securities Depository ceases to be eligible. (Eligible Securities Depositories used by J.P. Morgan as of the date hereof are set forth in Schedule 2 hereto, and as the same may be amended on notice to Customer from time to time.)

Global Custody Agreement – JPMCB New York – General – July 2010

3.	INSTRUCTIONS

	3.1	Acting on Instructions; Method of Instruction and Unclear Instructions

(a) The Customer authorizes J.P. Morgan to accept, rely upon and/or act upon any Instructions received by it without inquiry. The Customer will indemnify the J.P. Morgan Indemnitees against, and hold each of them harmless from, any Liabilities that may be imposed on, incurred by, or asserted against the J.P. Morgan Indemnitees as a result of any action or omission taken in accordance with any Instruction. The Customer acknowledges and agrees that J.P. Morgan acting on Instructions as aforesaid will not constitute fraud, negligence, willful default on the part of J.P. Morgan.

(b) To the extent possible, instructions to J.P. Morgan shall be sent via electronic instruction or trade information system acceptable to J.P. Morgan or via facsimile transmission. Where reasonably practicable, the Customer will use automated and electronic methods of sending Instructions.

(c) J.P. Morgan shall promptly notify an Authorized Person if J.P. Morgan determines that an Instruction does not contain all information reasonably necessary for J.P. Morgan to carry out the Instruction. J.P. Morgan may decline to act upon an Instruction if it does not receive clarification or confirmation satisfactory to it. J.P. Morgan will not be liable for any loss arising from any reasonable delay in carrying out any such Instruction while it seeks information, clarification or confirmation or in declining to act upon any Instruction for which it does not receive clarification satisfactory to it.

	3.2	Verification and Security Procedures

J.P. Morgan and the Customer shall comply with any applicable Security Procedures with respect to the delivery or authentication of Instructions and shall ensure that any codes, passwords or similar devices are reasonably safeguarded.

	3.3	Instructions; Contrary to Law/Market Practice

J.P. Morgan need not act upon Instructions which it reasonably believes to be contrary to Applicable Law, or market practice, and J.P. Morgan shall be under no duty to investigate whether any Instructions comply with Applicable Law or market practice. In the event J.P. Morgan does not act upon such Instructions, J.P. Morgan will notify the Customer within a reasonable timeframe where reasonably practicable.

	3.4	Cut-Off Times

J.P. Morgan has established cut-off times for receipt of Instructions, which will be made available to the Customer. If J.P. Morgan receives an Instruction after its established cut-off time, J.P. Morgan will attempt to act upon the Instruction on the day requested if J.P. Morgan deems it practicable to do so or otherwise as soon as practicable on the next business day.

	3.5	Electronic Access

Access by the Customer to certain applications or products of J.P. Morgan via J.P. Morgan’s web site or otherwise shall be governed by this Agreement and the terms and conditions set forth in Annex A.

Global Custody Agreement – JPMCB New York – General – July 2010

4.	FEES, EXPENSES AND OTHER AMOUNTS OWING TO J.P. MORGAN

	4.1	Fees and Expenses

The Customer will pay J.P. Morgan for its services under this Agreement the fees and expenses set forth on Schedule 4 attached hereto. J. P. Morgan shall provide Customer with receipts, invoices or other appropriate written evidence reasonably satisfactory to Customer confirming any expenses incurred, upon request by the Customer. Invoices will be payable within thirty (30) days of receipt of the invoice by the Customer. If the Customer disputes an invoice it shall nevertheless pay on or before the date that payment is due such portion of the invoice that is not subject to a bona fide dispute. J.P. Morgan may deduct amounts invoiced from the Cash Account of the Customer with respect to which the charges on the invoice relate except to the extent that the Customer has objected to the invoice within thirty (30) days of receipt of the invoice by the Customer (or such other period as the parties may agree in writing). Without prejudice to J.P. Morgan’s other rights, J.P. Morgan reserves the right to charge interest on overdue amounts from the due date until actual payment at such rate as J.P. Morgan customarily charges for similar overdue amounts.

	4.2	Overdrafts

If a debit to any currency in a Cash Account results in a debit balance, then J.P. Morgan may, in its discretion, (i) advance an amount equal to the overdraft, (ii) refuse to settle in whole or in part the transaction causing such debit balance, or (iii) if any such transaction is posted to a Securities Account, reverse any such posting and J.P. Morgan shall provide notice to Customer upon the taking of any such action described in clause (i), (ii) or (iii) above as soon as reasonably practicable. If J.P. Morgan elects to make such an advance, the advance will be deemed a loan to the Customer on behalf of the Fund that received such advance, payable on demand, bearing interest at the applicable rate charged by J.P. Morgan from time to time, for such overdrafts, from the date of such advance to the date of payment (including after the date any judgment may be entered against the Customer with respect to any overdraft) and otherwise on the terms on which J.P. Morgan makes similar overdrafts available from time to time. No prior action or course of dealing on J.P. Morgan’s part with respect to the settlement of transactions on the Customer’s behalf will be asserted by the Customer against J.P. Morgan for J.P. Morgan’s refusal to make advances to a Cash Account or to settle any transaction for which the Customer does not have sufficient available funds in the applicable currency in an Account. The Customer shall be deemed to be in default with respect to any such advance upon the occurrence of any event of the type specified in section 365(e)(1) of the U.S. Bankruptcy Code, as amended from time to time.

	4.3	J.P. Morgan’s Right Over Securities; Set-off

Without prejudice to J.P. Morgan’s rights with respect to the security interest described in Section 9-206 of the New York Uniform Commercial Code, J.P. Morgan and its Affiliates shall have, and the Customer on behalf of each Fund grants to J.P. Morgan a security interest in and a lien on the Financial Assets held in the Securities Account of such Fund as security for any and all Liabilities accrued and outstanding from time to time with respect to such Fund owed to J.P. Morgan or any of its Affiliates (including, overdrafts occurring in omnibus clearing accounts maintained at J.P. Morgan on behalf of such Fund), and J.P. Morgan shall be entitled to : (1) withhold delivery of such Financial Assets of such Fund, (2) withhold delivery of cash credited to the Cash Account of such Fund, and (3) to apply any monies credited to the Cash Account of such Fund (and to enter into foreign exchange transactions at market rates in order to facilitate the same) in satisfaction of such Liabilities; provided, however, that in each of the foregoing cases in clauses (1) through (3) above, (i) the amount applied shall not be greater than the amount of such Liabilities, (ii) the rights of J.P. Morgan and its Affiliates under clauses (1) through (3) above shall not apply to accrued and outstanding Liabilities subject to a bona fide dispute (provided, however, that J.P. Morgan’s right to withhold delivery of cash credited to the applicable Fund’s Cash Account or Financial Assets credited to the applicable Fund’s Securities Account shall continue to apply with respect to the principal amount of any extension of credit to the applicable Fund), (iii) J.P. Morgan and its Affiliates shall allow Customer a commercially reasonable opportunity (taking into account the circumstances) to cure any undisputed accrued and outstanding Liabilities owing to J.P. Morgan or an Affiliate before applying any monies credited to the Cash Account in satisfaction of such Liabilities, and (iv) J.P. Morgan and its Affiliates shall not realize, sell or dispose of any Financial Assets held in the Securities Account unless and until one or more of the following events have occurred: (A) a bankruptcy filing of the Customer or Fund, (B) a filing, notice or commencement of liquidation, merger or consolidation of the Customer or Fund, (C) a material breach of any representation or warranty under this Agreement by the Customer or Fund, (D) the Customer or Fund’s event of default under any credit agreement or facility between the Customer or Fund (as the case may be) and J.P. Morgan or any of its Affiliates, (E) the Customer or Fund’s event of default under any of the Customer or Fund’s (as the case may be) ISDA Agreements, (F) UBS Global Asset Management (Americas), Inc. is no longer the investment adviser of the Customer or Fund, or (G) the expiration or suspension of the Customer or Fund’s Registration Statement. For the avoidance of doubt, however, the limitations set forth above do not limit the exercise by J.P. Morgan or any of its Affiliates of rights with regard to any other collateral arrangement which they may enter into with any Fund or of rights as a judgment creditor in the event that J.P. Morgan or any of its Affiliates obtain a judgment against a Fund.

Global Custody Agreement – JPMCB New York – General – July 2010

5.	SUBCUSTODIANS, SECURITIES DEPOSITORIES, AND OTHER AGENTS

	5.1	Appointment of Subcustodians; Use of Securities Depositories

		(a)	J.P. Morgan is authorized under this Agreement to act through and hold the Customer’s Financial Assets with Subcustodians. At the request of Customer, J.P. Morgan may, but need not, add to Schedule 1 an Eligible Foreign Custodian where J.P. Morgan has not acted as Foreign Custody Manager with respect to the selection thereof. J.P. Morgan shall notify Customer in the event that it elects to add any such entity. J.P. Morgan will use reasonable care in the selection, monitoring and continued appointment of such Subcustodians. In addition, J.P. Morgan and each Subcustodian may deposit Securities with, and hold Securities in any Securities Depository on such terms as such Securities Depository customarily operates and the Customer will provide J.P. Morgan with such documentation or acknowledgements that J.P. Morgan may require to hold the Financial Assets in such Securities Depository.

		(b)	Any agreement J.P. Morgan enters into with a Subcustodian for holding J.P. Morgan’s customers’ assets will provide that such assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or its creditors except a claim for payment for their safe custody or administration, or, in the case of cash deposits held by a foreign Subcustodian, except for liens or rights in favor of creditors of such Subcustodian arising under bankruptcy, insolvency or similar law, and that the beneficial ownership thereof will be freely transferable without the payment of money or value other than for safe custody or administration. J.P. Morgan shall be responsible for all claims for payment of fees for safe custody or administration so that no Subcustodian exercises any claim for such payment against the Customer’s assets. Where a Subcustodian deposits Securities with a Securities Depository, J.P. Morgan will cause the Subcustodian to identify on its records that the Securities deposited by the Subcustodian at such Securities Depository belong to J.P. Morgan, as agent. This Section 5.1(b) will not apply to the extent of any special agreement or arrangement made by the Customer with any particular Subcustodian.

		(c)	J.P. Morgan is not responsible for the selection or monitoring of any Securities Depository and will not be liable for any act or omission by (or the insolvency of) any Securities Depository. In the event the Customer incurs a loss due to the negligence, willful misconduct, or insolvency of a Securities Depository, J.P. Morgan will make reasonable efforts, in its discretion, to seek recovery from the Securities Depository, but J.P. Morgan will not be obligated to institute legal proceedings, file proof of claim in any insolvency proceeding, or take any similar action.

Global Custody Agreement – JPMCB New York – General – July 2010

		(d)	The term Subcustodian as used in this Section 5.1 shall mean the following:

(i) a ‘U.S. Bank,’ which shall mean a U.S. bank as defined in rule 17f-5(a)(7);

(ii) an ‘Eligible Foreign Custodian,’ which shall mean: (i) a banking institution or trust company, incorporated or organized under the laws of a country other than the United States, that is regulated as such by that country’s government or an agency thereof, and (ii) a majority-owned direct or indirect subsidiary of a U.S. bank or bank holding company which subsidiary is incorporated or organized under the laws of a country other than the United States. In addition, an Eligible Foreign Custodian shall also mean any other entity that shall have been so qualified by exemptive order, rule or other appropriate action of the SEC.

(iii) For purposes of clarity, it is agreed that as used in Section 5.2(a), the term Subcustodian shall not include any Eligible Foreign Custodian as to which J.P. Morgan has not acted as Foreign Custody Manager.

	5.2	Liability for Subcustodians

		(a)	Subject to Section 7.1(b), J.P. Morgan will be liable for direct losses incurred by the Customer that result from:

(i) the failure by a Subcustodian to use reasonable care in the provision of custodial services by it in accordance with the standards prevailing in the relevant market or from the fraud or willful misconduct of such Subcustodian in the provision of custodial services by it; or

(ii) the insolvency of any Affiliated Subcustodian.

		(b)	Subject to Section 5.1(a) and J.P. Morgan’s duty to use reasonable care in the monitoring of a Subcustodian’s financial condition as reflected in its published financial statements and other publicly available financial information concerning it customarily reviewed by J.P. Morgan in its oversight process, J.P. Morgan will not be responsible for any losses (whether direct or indirect) incurred by the Customer that result from the insolvency of any Subcustodian which is not a branch or an Affiliated Subcustodian.

		(c)	J.P. Morgan reserves the right to add, replace or remove Subcustodians. J.P. Morgan will give prompt notice of any such action, which will be advance notice if practicable. Upon request by the Customer, J.P. Morgan will identify the name, address and principal place of business of any Subcustodian and the name and address of the governmental agency or other regulatory authority that supervises or regulates such Subcustodian.

6.	ADDITIONAL PROVISIONS

	6.1	Representations of the Customer and J.P. Morgan

		(a)	The Customer represents, warrants and covenants that (i) it has full authority and power, and has obtained all necessary authorizations and consents, to deposit and control the Financial Assets and cash in the Accounts, to use J.P. Morgan as its custodian in accordance with the terms of this Agreement, to borrow money (either short term or intraday borrowings in order to settle transactions prior to receipt of covering funds), grant a lien over Financial Assets as contemplated by Section 4.3, and enter into foreign exchange transactions; (ii) assuming execution and delivery of this Agreement by J.P. Morgan, this Agreement is the Customer’s legal, valid and binding obligation, enforceable against the Customer in accordance with its terms and it has full power and authority to enter into and has taken all necessary corporate action to authorize the execution of this Agreement; (iii) it has not relied on any oral or written representation made by J.P. Morgan or any person on its behalf other than as set forth in this Agreement, and acknowledges that this Agreement sets out to the fullest extent the duties of J.P. Morgan under this Agreement; (iv) it is a resident of the United States and shall notify J.P. Morgan of any changes in residency and (v) the Financial Assets and cash deposited in the Accounts are not subject to any encumbrance or security interest whatsoever and the Customer undertakes that, so long as Liabilities are outstanding, it will not create or permit to subsist any encumbrance or security interest over such Financial Assets or cash.

Global Custody Agreement – JPMCB New York – General – July 2010

J.P. Morgan may rely upon the certification of such other facts as may be required to administer J.P. Morgan’s obligations under this Agreement and the Customer shall indemnify J.P. Morgan against all losses, liability, claims or demands arising directly or indirectly from any such certifications.

(b) J.P. Morgan represents and warrants that (i) assuming execution and delivery of this Agreement by the Customer, this Agreement is J.P. Morgan’s legal, valid and binding obligation, enforceable against J.P. Morgan in accordance with its terms and (ii) it has full power and authority to enter into and has taken all necessary corporate action to authorize the execution of this Agreement; (iii) any and all information provided to Customer or its representatives in connection with the Customer’s evaluation of J.P. Morgan’s experience and capabilities and Customer’s decision to appoint J.P. Morgan as its custodian was at the time it was provided true, correct and complete in all material respects; and (iv) it has established and maintains and enforces written policies and procedures reasonably designed to prevent material and intentional violations of Applicable Law relating to J.P. Morgan’s duties as custodian (including federal securities laws prohibiting unlawful use and disclosure of material, non-public information regarding an issuer (such as Customer) or a security (such as Customer’s shares) by J. P. Morgan as custodian.

6.2	The Customer is Liable to J.P. Morgan Even if it is Acting for Another Person

If the Customer is acting as an agent or for another person as envisaged in Section 2.1(a) in respect of any transaction, cash, or Financial Asset, J.P. Morgan nevertheless will treat the Customer as its principal for all purposes under this Agreement. In this regard, the Customer will be liable to J.P. Morgan as a principal in respect of any transactions relating to the Account. The foregoing will not affect any rights J.P. Morgan might have against the Customer’s principal or the other person envisaged by Section 2.1(a).

6.3	Special Settlement Services

J. P. Morgan may, but shall not be obliged to, make available to the Customer from time to time special settlement services (including continuous linked settlement) for transactions involving Securities, cash, foreign exchange, and other instruments or contracts. The Customer shall comply, and shall cause its Authorized Persons to comply, with the requirements of any external settlement agency through which such settlements may be processed, including, without limitation, its rules and by-laws, where applicable.

Global Custody Agreement – JPMCB New York – General – July 2010

7.	WHEN J.P. MORGAN IS LIABLE TO CUSTOMER

	7.1	Standard of Care; Liability

		(a)	J.P. Morgan shall use reasonable care with respect to its obligations under this Agreement and the safekeeping of Financial Assets and cash.

		(b)	In no event shall J.P. Morgan be liable for any indirect, incidental, consequential or special damages (including, without limitation, lost profits or business) of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought, resulting from J.P. Morgan’s performance under this Agreement, or J.P. Morgan’s role as a service provider to the Customer.

		(c)	J.P. Morgan shall indemnify and hold the Customer and the Funds, their Affiliates, and their respective directors, officers and employees (collectively, “Customer Indemnitees”) harmless from and against any and all Liabilities that may be imposed on, incurred by or asserted against any of the Customer Indemnitees in connection with or arising out of J.P. Morgan’s refusal or failure to comply with the material terms of this Agreement; J.P. Morgan’s breach of any material representation made by it herein; J.P. Morgan’s lack of good faith or acts involving negligence, fraud, willful misconduct or reckless disregard of its duties under this Agreement; J.P. Morgan’s violation of Applicable Law; or J.P. Morgan’s breach of the standard of care in this Agreement.

		(d)	The Customer shall indemnify and hold the J.P. Morgan Indemnitees harmless from and against any and all Liabilities that may be imposed on, incurred by or asserted against any of the J.P. Morgan Indemnitees in connection with or arising out of (i) J.P. Morgan’s performance under this Agreement, provided the J.P. Morgan Indemnitees have not acted with negligence or engaged in fraud or willful misconduct in connection with the Liabilities in question or violated Applicable Law or (ii) any J.P. Morgan Indemnitee’s status as a holder of record of the Customer’s Financial Assets. Nevertheless, subject to 7.1(b), the Customer will not be obligated to indemnify any J.P. Morgan Indemnitee under the preceding sentence with respect to any Liability for which J.P. Morgan is liable under Sections 5.2(a) or 7.1(c) of this Agreement.

		(e)	Without limiting Sections 7.1(a), 7.1(b) or 7.1(c), the Customer agrees that J.P. Morgan provides no service in relation to, and therefore has no duty or responsibility to: (i) question Instructions or make any suggestions to the Customer or an Authorized Person regarding such Instructions; (ii) supervise or make recommendations with respect to investments or the retention of Financial Assets; and (iii) advise the Customer or an Authorized Person regarding any default in the payment of principal or income of any Security other than as provided in Section 2.7(b) of this Agreement.

		(f)	In connection with any indemnification required under this Agreement, the party seeking indemnification (“Indemnified Party”) shall give written notice within a reasonable period of time to the other party (“Indemnifying Party”) of a written assertion or claim of any threatened or pending legal proceeding which may be subject to this indemnification. The failure to do so notify the Indemnifying Party of such written assertion or claim shall not, however, operate in any manner whatsoever to relieve the Indemnifying Party of any liability arising under this Agreement, except to the extent failure to give notice prejudices the Indemnifying Party.

		(g)	For any legal proceeding giving rise to indemnification under this Agreement, the Indemnifying Party shall be entitled to defend or prosecute any claim in the name of the Indemnified Party at its own expense and through counsel of its own choosing if it gives written notice to the Indemnified Party within fifteen (15) business days of receiving notice of such claim. Notwithstanding the foregoing, the Indemnified Party may participate in the litigation at its own expense through counsel of its own choosing. If the Indemnifying Party chooses to defend or prosecute such claim, then the parties shall cooperate in the defense or prosecution thereof and shall furnish such records and other information as are reasonably necessary.

Global Custody Agreement – JPMCB New York – General – July 2010

(h) No shareholder of the Customer (or any Fund thereof), or any trustee, officer, employee or agent of the Customer (or any Fund thereof), shall be subject to claims against or obligations of the Customer (or any Fund thereof) to any extent whatsoever. J.P. Morgan agrees that the obligations assumed by the Customer (or any Fund thereof) under this Agreement shall be limited in all cases to the Customer (and specifically to the relevant Fund and its assets), and J.P. Morgan shall not seek satisfaction of any such obligation from the shareholders or any shareholder of the Customer (or the relevant Fund) or from any other Fund of the Customer, or from any trustee, officer, employee or agent of the Customer (or any Fund thereof).

(i) The provisions of this Section 7.1 shall survive the termination of this Agreement.

7.2	Force Majeure

J. P. Morgan will maintain and update from time to time business continuation and disaster recovery procedures with respect to its global custody business that it determines from time to time meet reasonable commercial standards. J.P. Morgan will have no liability, however, for any damage, loss, expense or liability of any nature that the Customer may suffer or incur, caused by an act of God, fire, flood, civil or labor disturbance, war, terrorism, act of any governmental authority or other act or threat of any authority (de jure or de facto), legal constraint, fraud or forgery (other than on the part of J.P. Morgan or its employees), malfunction of equipment or software (except where such malfunction is primarily and directly attributable to J.P. Morgan’s negligence in maintaining the equipment or software), failure of or the effect of rules or operations of any external funds transfer system, inability to obtain or interruption of external communications facilities, or any other cause beyond the reasonable control of J.P. Morgan (including without limitation, the non-availability of appropriate foreign exchange).

Similarly, Customer shall have no liability hereunder for any damage, loss, expense or liability of any nature that J.P. Morgan may suffer or incur, caused by an act of God, fire, flood, civil or labor disturbance, war, terrorism, act of any governmental authority or other act or threat of any governmental authority (de jure or de facto), legal constraint, fraud or forgery of a third party in the absence of Customer’s negligence, malfunction of equipment or software (except where such malfunction is primarily attributable to Customer’s negligence in maintaining the equipment or software), failure of or the effect of rules or operations of any external funds transfer system, inability to obtain or interruption of external communications facilities (in the absence of Customer’s negligence), or any other cause beyond the reasonable control of Customer and that is not attributable to Customer’s negligence (including, without limitation, the non-availability of appropriate foreign exchange).

7.3	J.P. Morgan May Consult With Counsel

J. P. Morgan will be entitled to rely on, and may act upon the advice of professional advisors in relation to matters of Applicable Law or market practice (which may be the professional advisors of the Customer), and will not be liable to the Customer under this Agreement for any action reasonably taken or omitted pursuant to such advice, provided J.P. Morgan exercised reasonable care in the selection of such professional advisors and acted reasonably in reliance on such advice.

Global Custody Agreement – JPMCB New York – General – July 2010

	7.4	J.P. Morgan Provides Diverse Financial Services and May Generate Profits as a Result

The Customer hereby authorizes J.P. Morgan to act under this Agreement notwithstanding that: (a) J.P. Morgan or any of its divisions, branches or Affiliates may have a material interest in transactions entered into by the Customer with respect to the Account or that circumstances are such that J.P. Morgan may have a potential conflict of duty or interest, including the fact that J.P. Morgan or its Affiliates may act as a market maker in the Financial Assets to which Instructions relate, provide brokerage services to other customers, act as financial adviser to the issuer of such Financial Assets, act in the same transaction as agent for more than one customer, have a material interest in the issue of the Financial Assets; or earn profits from any of the activities listed herein and (b) J.P. Morgan or any of its divisions, branches or Affiliates may be in possession of information tending to show that the Instructions received may not be in the best interests of the Customer. J.P. Morgan is not under any duty to disclose any such information.

	7.5	Assets Held Outside J.P. Morgan’s Control

J.P. Morgan will not be obliged to (a) hold Financial Assets or cash with any person not agreed to by J.P. Morgan or (b) register or record Financial Assets in the name of any person not agreed to by J.P. Morgan. Furthermore, J.P. Morgan will not be obliged to register or record on J.P. Morgan’s records Financial Assets held outside J.P. Morgan’s control. If, however, the Customer makes any such request and J.P. Morgan agrees to the request, the consequences of doing so will be at the Customer’s own risk. J.P. Morgan shall not be liable for any losses incurred as a result and may be precluded from providing some of the services referred to in this Agreement (for example, and without limitation, income collection, proxy voting, class action litigation and Corporate Action notification and processing).

	7.6	Ancillary Services

J.P. Morgan and its Subcustodians may use third party delivery services and providers of information regarding matters such as pricing, proxy voting, corporate actions and class action litigation and use local agents to provide extraordinary services such as attendance at annual meetings of issuers of Securities. Although J.P. Morgan will use reasonable care (and cause its Subcustodians to use reasonable care) in the selection and retention of such third party providers and local agents, it will not be responsible for any errors or omissions made by them in providing the relevant information or services.

	7.7	Liability by Fund

Notwithstanding any other provision in this Agreement to the contrary, each and every obligation, liability or undertaking of a particular Fund under this Agreement shall constitute solely an obligation, liability or undertaking of, and be binding upon, such particular Fund and shall be payable solely from the available assets of such particular Fund and shall not be binding upon or affect any assets of any other Fund.

8.	TAXATION

	8.1	Tax Obligations

(a) The Customer will pay or reimburse J.P. Morgan, and confirms that J.P. Morgan is authorized to deduct from any cash received or credited to the Cash Account of a Fund and remit to the applicable revenue or governmental authority, any taxes or levies required by any revenue or governmental authority for whatever reason in respect of such Fund’s Accounts.

Global Custody Agreement – JPMCB New York – General – July 2010

	(b)	The Customer will provide to J.P. Morgan such certifications, declarations, documentation, and information as it may reasonably require in connection with taxation, and warrants that, when given, this information is true and correct in every material respect, not misleading in any material way, and contains all material information. The Customer undertakes to notify J.P. Morgan promptly if any information requires updating or correcting. J.P. Morgan provides no service of controlling or monitoring, and therefore has no duty in respect of, or liability for any taxes, penalties, interest or additions to tax, payable or paid that result from (i) the inaccurate completion of documents by the Customer or any third party acting on behalf of Customer (unless such inaccuracy was caused by J.P. Morgan); (ii) provision to J.P. Morgan or a third party of inaccurate or misleading information by the Customer or any third party acting on behalf of Customer (unless such inaccuracy was caused by J.P. Morgan); (iii) the withholding of material information by the Customer or any third party acting on behalf of Customer (unless such withholding results from any fraud, negligence, willful misconduct, or reckless disregard of J.P. Morgan); or (iv) any delay by any revenue authority or any other cause beyond J.P. Morgan’s control.

	(c)	If J.P. Morgan does not receive appropriate certifications, documentation and information with respect to Customer then, as and when appropriate and required, additional tax shall be deducted from all income received in respect of the Financial Assets issued to such Customer (including, but not limited to, United States non-resident alien tax and/or backup withholding tax).

	(d)	The Customer (including, on behalf of and out of the assets of the applicable Fund) will be responsible in all events for the timely payment of all taxes relating to the Financial Assets in the Securities Account of the Customer or applicable Fund; provided, however, that J.P. Morgan will be responsible for any penalty or additions to tax due solely as a result of J.P. Morgan’s negligent acts or omissions with respect to paying or withholding tax or reporting interest, dividend or other income paid or credited to a Cash Account.

8.2	Tax Relief Services

	(a)	Subject to the provisions of this Section, J.P. Morgan will promptly apply for a reduction of withholding tax and any refund of any tax paid or tax credits in respect of income payments on Financial Assets of a Customer credited to the Securities Account of such Customer that J.P. Morgan believes may be available to the Customer . To defray expenses pertaining to nominal tax claims, J.P. Morgan may from time-to-time set reasonable minimum thresholds as to a de minimis value of tax reclaims or reduction of withholding which it will pursue in respect of income payments under this Section.

	(b)	The provision of a tax relief service by J.P. Morgan is conditional upon J.P. Morgan receiving from the Customer (i) a declaration of its identity and place of residence and (ii) certain other documentation (pro forma copies of which are available from J.P. Morgan), prior to the receipt of Financial Assets in the Account or the payment of income.

	(c)	J.P. Morgan will perform tax relief services only with respect to taxation levied by the revenue authorities of the countries advised to the Customer from time to time and J.P. Morgan may, by prompt notification in writing, in its absolute discretion, supplement or amend the countries in which the tax relief services are offered. Other than as expressly provided in this Section 8.2, J.P. Morgan will have no responsibility with regard to the Customer’s tax position or status in any jurisdiction.

Global Custody Agreement – JPMCB New York – General – July 2010

9.	TERMINATION

	9.1	Termination

		(a)	The initial term of this Agreement (“Initial Term”) shall be for a period of five years, commencing as of the date hereof. Following the Initial Term and any Renewal Term (as defined below), the Customer may renew this Agreement with respect to the Funds specified in the applicable renewal notice for successive two year terms (each such two year term, a “Renewal Term”) by providing to J. P. Morgan written notice of Customer’s intent to renew this Agreement at least 30 days prior to the expiration of the Initial Term or then current Renewal Term, as the case may be. No renewal of this Agreement shall be effective unless agreed to by J.P. Morgan. Either party may terminate this Agreement in whole or with respect to a given Fund at any time without cause or penalty on ninety (90) days' written notice to the other party.

		(b)	Notwithstanding Section 9.1(a):

			(i)	Either party may terminate this Agreement immediately on written notice to the other party with respect to the Funds specified in such termination notice in the event that a material breach of this Agreement by the other party has not been cured within thirty (30) days’ of that party being given written notice of the material breach, provided that any such termination by J.P. Morgan may apply only to the Fund(s) in material breach of this Agreement;

			(ii)	Either party may terminate this Agreement immediately on written notice to the other party with respect to the Funds specified in such termination notice upon the other party being declared bankrupt, entering into a composition with creditors, obtaining a suspension of payment, being put under court controlled management or being the subject of a similar measure (a “Bankruptcy Event”), provided that any such termination by J.P. Morgan may apply only to the Fund(s) that experienced a Bankruptcy Event; and

			(iii)	J.P. Morgan may terminate this Agreement on ninety (90) days’ written notice to the Customer with respect to the Funds specified in such termination notice in the event that J.P. Morgan reasonably determines that the Customer has ceased to satisfy J.P. Morgan’s customary credit requirements, and provided that any such termination by J.P. Morgan may apply only to the Fund(s) that ceased to satisfy J.P. Morgan’s customary credit requirements.

			(iv)	The Customer may terminate this Agreement immediately on written notice to J.P. Morgan upon J.P. Morgan or any Affiliate to which services hereunder are delegated (a “JPM Entity”) becoming the subject of an administrative or regulatory proceeding or investigation that the Customer reasonably but in its sole discretion believes may have a material adverse affect on the Customer or may materially impair a JPM Entity’s ability to provide some or all of the services hereunder or under other agreements related to the Customer.

	9.2	Exit Procedure

The Customer will provide J.P. Morgan, with respect to the Funds with respect to which this Agreement was terminated or expired, full details of the persons to whom J.P. Morgan must deliver Financial Assets and cash within a reasonable period before the effective time of termination or expiration of this Agreement. J.P. Morgan shall continue its services and be entitled to continue to be paid fees under this Agreement until such time as it is able to deliver the Financial Assets and cash to its successor custodian, but J.P. Morgan may take such steps as it reasonably determines to be necessary to protect itself following the effective time of termination or expiration, including ceasing to provide transaction settlement services in the event that J.P. Morgan is unwilling to assume any related credit risk. For the avoidance of doubt, J.P. Morgan’s rights under Section 4.3 of this Agreement will apply with respect to any amounts owing to it at the time of delivery of Financial Assets to the successor custodian. The Customer, (including, on behalf of and out of the assets of the applicable Fund), will reimburse J.P. Morgan promptly for all reasonable out-of-pocket expenses it incurs in delivering Financial Assets to such Fund upon termination or expiration. Termination or expiration will not affect any of the liabilities either party owes to the other arising under this Agreement prior to such termination or expiration. For the sake of clarity, the parties acknowledge and agree that any notice of termination delivered pursuant to Sections 9.1(a) or 9.1(b) shall effect a termination only with respect to those Fund(s) specified in such termination notice, and this Agreement shall otherwise remain in full force and effect with respect to those Fund(s) not so specified in such notice and Exhibit A shall accordingly be updated to reflect any such termination.

Global Custody Agreement – JPMCB New York – General – July 2010

10.	MISCELLANEOUS

	10.1	Notices

Notices pursuant to Section 9 of this Agreement shall be sent or served by registered mail, overnight delivery services, such as Federal Express (FedEx) or United Parcel Service (UPS), etc., courier services or hand delivery to the address of the respective parties as set out on the first page of this Agreement, unless notice of a new address is given to the other party in writing.

	10.2	Successors and Assigns

This Agreement will be binding on each of the parties’ successors and assigns, but the parties agree that neither party can assign any of its rights or obligations under this Agreement without the prior written consent of the other party, which consent will not be unreasonably withheld or delayed; except (1) J.P. Morgan may assign this Agreement without the Customer’s consent to (a) any Affiliate or subsidiary of J.P. Morgan with comparable expertise and resources of J.P. Morgan or (b) in connection with a merger, reorganization, stock sale or sale of all or substantially all of J.P. Morgan’s custody business, and in either instance, J.P. Morgan shall provide notice to Customer of such assignment as soon as reasonably practicable, and (2) the Customer, on behalf of a Fund, may assign this Agreement without J.P. Morgan’s consent in connection with a merger, reorganization or sale of all or substantially all of the assets of the Customer on behalf of a Fund, but provided that any such successor Fund satisfies any new Account opening requirements reasonably required by J.P. Morgan, including, without limitation, any credit review requirements.

	10.3	Entire Agreement

This Agreement consisting exclusively of this document and the Schedules, Exhibits, and Riders (and any separate agreement which J.P. Morgan and the Customer may enter into with respect to any Cash Account) sets out the entire agreement between the parties in connection with the subject matter hereof, and this Agreement supersedes any other agreement, statement or representation relating to custody, whether oral or written. Amendments must be in writing and, except where this Agreement provides for amendments by notice from J.P. Morgan, signed by both parties.

Global Custody Agreement – JPMCB New York – General – July 2010

10.4	Information Concerning Deposits at J.P. Morgan’s London Branch

Under U.S. federal law, deposit accounts that the Customer maintains in J.P. Morgan’s foreign branches (outside of the U.S.) are not insured by the Federal Deposit Insurance Corporation. In the event of J.P. Morgan’s liquidation, foreign branch deposits have a lesser preference than U.S. deposits, and such foreign deposits are subject to cross-border risks.

10.5	Insurance

The Customer acknowledges that J.P. Morgan will not be required to maintain any insurance coverage specifically for the benefit of the Customer. J.P. Morgan will, however, provide summary information regarding its own general insurance coverage to the Customer upon written request.

10.6	Security Holding Disclosure

With respect to Securities and Exchange Commission Rule 14b-2 under The U.S. Shareholder Communications Act, regarding disclosure of beneficial owners to issuers of Securities, J.P. Morgan is instructed not to disclose the name, address or Security positions of the Customer in response to shareholder communications requests regarding the Account.

10.7	USA PATRIOT Act Disclosure

Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires J.P. Morgan to implement reasonable procedures to verify the identity of any person that opens a new Account with it. Accordingly, the Customer acknowledges that Section 326 of the USA PATRIOT Act and J.P. Morgan’s identity verification procedures require J.P. Morgan to obtain information which may be used to confirm the Customer’s identity, including without limitation the Customer’s name, address and organizational documents (“identifying information”). The Customer may also be asked to provide information about its financial status such as its current audited and unaudited financial statements. The Customer agrees to provide J.P. Morgan with and consents to J.P. Morgan obtaining from third parties any such identifying and financial information required as a condition of opening an account with or using any service provided by J.P. Morgan.

10.8	Governing Law and Jurisdiction

This Agreement will be construed, regulated, and administered under the laws of the United States or State of New York, as applicable, without regard to New York’s principles regarding conflict of laws, except that the foregoing shall not reduce any statutory right to choose New York law or forum. The United States District Court for the Southern District of New York will have the sole and exclusive jurisdiction over any lawsuit or other judicial proceeding relating to or arising from this Agreement. If that court lacks federal subject matter jurisdiction, the Supreme Court of the State of New York, New York County will have sole and exclusive jurisdiction. Either of these courts will have proper venue for any such lawsuit or judicial proceeding, and the parties waive any objection to venue or their convenience as a forum. The parties agree to submit to the jurisdiction of any of the courts specified and to accept service of process to vest personal jurisdiction over them in any of these courts. The parties further hereby knowingly, voluntarily and intentionally waive, to the fullest extent permitted by applicable law, any right to a trial by jury with respect to any such lawsuit or judicial proceeding arising or relating to this Agreement or the transactions contemplated hereby. To the extent that in any jurisdiction the Customer may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, the Customer shall not claim, and it hereby irrevocably waives, such immunity.

Global Custody Agreement – JPMCB New York – General – July 2010

10.9	Severability; Waiver; and Survival

	(a)	If one or more provisions of this Agreement are held invalid, illegal or unenforceable in any respect on the basis of any particular circumstances or in any jurisdiction, the validity, legality and enforceability of such provision or provisions under other circumstances or in other jurisdictions and of the remaining provisions will not in any way be affected or impaired.

	(b)	Except as otherwise provided herein, no failure or delay on the part of either party in exercising any power or right under this Agreement operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right. No waiver by a party of any provision of this Agreement, or waiver of any breach or default, is effective unless it is in writing and signed by the party against whom the waiver is to be enforced.

	(c)	The parties’ rights, protections, and remedies under this Agreement shall survive its termination.

10.10	Confidentiality

	(a)	Subject to Clause 10.10(b) J.P. Morgan will hold all Confidential Information in confidence and will not disclose any Confidential Information without notice and the express written consent of the Customer except as may be required by Applicable Law, a regulator with jurisdiction over J.P. Morgan’s business, or with the consent of the Customer, provided that prior to disclosing any such Confidential Information pursuant to Applicable Law or as required by any such regulator, J.P. Morgan shall provide Customer with written notice within a reasonable time prior to disclosing Confidential Information to the extent practicable and legally permissible in order to permit Customer to seek a protective order prohibiting the disclosure of such Confidential Information.

	(b)	The Customer authorizes J.P. Morgan to disclose Confidential Information to:

(i) any Subcustodian, subcontractor, agent, Securities Depository, securities exchange, broker, third party agent, proxy solicitor, issuer, or any other person that J.P. Morgan believes it is reasonably required in connection with J.P. Morgan’s provision of relevant services under this Agreement;

(ii) its professional advisors, auditors or public accountants;

(iii) its Affiliates and branches; and

(iv) any revenue authority or any governmental entity in relation to the processing of any tax relief claim.

Except where J.P. Morgan is instructed to provide Confidential Information to a party designated by the Funds, J.P. Morgan agrees to (i) cause any person to whom it discloses any Confidential Information pursuant to clauses (i), (ii), (iii) or (iv) above to keep such information confidential to the same extent required of J.P. Morgan pursuant to this Agreement or otherwise and (ii) be responsible and liable for any breach of confidentiality by any such person, except in the case of disclosure required to be made by Applicable Law.

Global Custody Agreement – JPMCB New York – General – July 2010

(c) Except as otherwise required by Applicable Law or as needed to enforce the terms of this Agreement, the parties shall hold the terms and conditions, including, without limitation, any commercial terms, of this Agreement in confidence.

10.11	Counterparts

This Agreement may be executed in several counterparts each of which will be deemed to be an original and together will constitute one and the same agreement.

10.12	No Third Party Beneficiaries

A person who is not a party to this Agreement shall have no right to enforce any term of this Agreement.

Global Custody Agreement – JPMCB New York – General – July 2010

THE CUSTOMER	JPMORGAN CHASE BANK, N.A.

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

Global Custody Agreement – JPMCB New York – General – July 2010

EXHIBIT A

List of Funds

Global Custody Agreement – JPMCB New York – General – July 2010

SCHEDULE 1

List of Subcustodians and Markets Used by J.P. Morgan

SEE ATTACHED

Global Custody Agreement – JPMCB New York – General – July 2010

SUBCUSTODIANS AND MARKETS

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK
ARGENTINA	HSBC Bank Argentina S.A.	HSBC Bank Argentina S.A.
	Florida 201, 7th Floor	Buenos Aires
1005 Buenos Aires
ARGENTINA
AUSTRALIA	JPMorgan Chase Bank, N.A.**	Australia and New Zealand Banking Group
	Level 37	Ltd.
	AAP Center 259, George Street	Melbourne
Sydney NSW 2000
AUSTRALIA
AUSTRIA	UniCredit Bank Austria AG	J.P. Morgan AG**
	Julius Tandler Platz - 3	Frankfurt
A-1090 Vienna
AUSTRIA
BAHRAIN	HSBC Bank Middle East Limited	HSBC Bank Middle East Limited
	1st Floor, Building No 2505, Road No 2832	Al Seef
Al Seef 428
BAHRAIN
BANGLADESH	Standard Chartered Bank	Standard Chartered Bank
	18-20 Motijheel C.A	Dhaka
Box 536
Dhaka-1000
BANGLADESH
BELGIUM	BNP Paribas Securities Services S.C.A.	J.P. Morgan AG**
	Boulevard Louis Schmidt 2	Frankfurt
3rd Floor
1040 Brussels
BELGIUM
BERMUDA	HSBC Bank Bermuda Limited	HSBC Bank Bermuda Limited
	6 Front Street	Hamilton
Hamilton HMDX
BERMUDA
BOTSWANA	Standard Chartered Bank Botswana Limited	Standard Chartered Bank Botswana Limited
	5th Floor, Standard House	Gaborone
P.O. Box 496
Queens Road, The Mall
Gaborone
BOTSWANA
BRAZIL	J.P. Morgan S.A. DTVM**	J.P. Morgan S.A. DTVM**
	Avenida Brigadeiro Faria Lima, n. 3729, 2nd	Sao Paulo
Floor
Itaim Bibi
Sao Paulo, SP 04538-133
BRAZIL

Global Custody Agreement – JPMCB New York – General – July 2010

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK
BULGARIA	ING Bank N.V.	ING Bank N.V.
	Sofia Branch	Sofia
49B Bulgaria Blvd
Sofia 1404
BULGARIA
CANADA	Canadian Imperial Bank of Commerce	Royal Bank of Canada
	Commerce Court West	Toronto
Security Level
Toronto, Ontario M5L 1G9
CANADA

	Royal Bank of Canada	Royal Bank of Canada
	155 Wellington Street West, 2nd Floor	Toronto
Toronto Ontario M5V 3L3
CANADA
CHILE	Banco Santander Chile	Banco Santander Chile
	Bandera 140, Piso 4	Santiago
Santiago
CHILE
CHINA: A-Share	HSBC Bank (China) Company Limited*	HSBC Bank (China) Company Limited
	33/F, HSBC Building, Shanghai ifc	Shanghai (RMB/CNY NOSTRO Account)
8 Century Avenue, Pudong
Shanghai 200120
THE PEOPLE'S REPUBLIC OF CHINA

* Please refer to your Client Relationship Team for additional subcustodial options.
CHINA: B-Share	HSBC Bank (China) Company Limited	JPMorgan Chase Bank, N.A. **
	33/F, HSBC Building, Shanghai ifc	New York (USD NOSTRO Accounts for
	8 Century Avenue, Pudong	Shanghai)
Shanghai 200120
	THE PEOPLE'S REPUBLIC OF CHINA	JPMorgan Chase Bank, N.A. **
Hong Kong (HKD NOSTRO Accounts for
Shenzhen)
COLOMBIA	Santander Investment Trust Colombia S.A.	Santander Investment Trust Colombia S.A.
	Calle 12, No. 7-32, Piso 3	Bogota
Bogota
COLOMBIA
*COSTA RICA*	Banco BCT, S.A.	Banco BCT, S.A.
	150 Metros Norte de la Catedral Metropolitana	San Jose
Edificio BCT
San Jose
COSTA RICA
*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.*
CROATIA	Privredna banka Zagreb d.d.	Zagrebacka Banka d.d.
	Savska c.28	Zagreb
10000 Zagreb
CROATIA

Global Custody Agreement – JPMCB New York – General – July 2010

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK
CYPRUS	HSBC Bank plc	J.P. Morgan AG**
	109-111, Messogian Ave.	Frankfurt
115 26 Athens
GREECE
CZECH	UniCredit Bank Czech Republic a.s.	Ceskoslovenska obchodni banka, a.s.
REPUBLIC	BB Centrum - FILADELFIE	Prague
Zeletavska 1525-1
140 92 Prague 1
CZECH REPUBLIC
DENMARK	Nordea Bank Danmark A/S	Nordea Bank Danmark A/S
	Helgeshoj Alle 33	Copenhagen
Hoje Taastrup
DK-2630 Taastrup
DENMARK
EGYPT	Citibank, N.A.	Citibank, N.A.
	4 Ahmed Pasha Street	Cairo
Garden City
Cairo
EGYPT
ESTONIA	Swedbank AS	J.P. Morgan AG**
	Liivalaia 8	Frankfurt
15040 Tallinn
ESTONIA
FINLAND	Nordea Bank Finland Plc	J.P. Morgan AG**
	Aleksis Kiven katu 3-5	Frankfurt
FIN-00020 NORDEA Helsinki
FINLAND
FRANCE	BNP Paribas Securities Services S.C.A.	J.P. Morgan AG**
	Les Grands Moulins de Pantin	Frankfurt
9, rue du Debarcadere
93500 Pantin
FRANCE

	Societe Generale	J.P. Morgan AG**
	50 Boulevard Haussman	Frankfurt
75009 Paris
FRANCE
GERMANY	Deutsche Bank AG	J.P. Morgan AG**
	Alfred-Herrhausen-Allee 16-24	Frankfurt
D-65760 Eschborn
GERMANY

	J.P. Morgan AG#**	J.P. Morgan AG**
	Junghofstrasse 14	Frankfurt
60311 Frankfurt am Main
GERMANY
# For local German custody clients only.

Global Custody Agreement – JPMCB New York – General – July 2010

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK
GHANA	Standard Chartered Bank Ghana Limited	Standard Chartered Bank Ghana Limited
	Accra High Street	Accra
P.O. Box 768
Accra
GHANA
GREECE	HSBC Bank plc	J.P. Morgan AG **
	Messogion 109-111	Frankfurt
11526 Athens
GREECE
HONG KONG	The Hongkong and Shanghai Banking	JPMorgan Chase Bank, N.A. **
	Corporation Limited	Hong Kong (HKD and USD NOSTRO
	5/F, Tower 1, HSBC Centre	Accounts)
1 Sham Mong Road
	Kowloon	The Hongkong and Shanghai Banking
	HONG KONG	Corporation Limited
Hong Kong (RMB/CNY NOSTRO Accounts –
free receipts only)
HUNGARY	Deutsche Bank AG	ING Bank N.V.
	Hold utca 27	Budapest
H-1054 Budapest
HUNGARY
*ICELAND*	Islandsbanki hf.	Islandsbanki hf.
	Kirkjusandur 2	Reykjavik
IS-155 Reykjavik
ICELAND
*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.*
INDIA	JPMorgan Chase Bank, N.A.**	JPMorgan Chase Bank, N.A.**
	6th Floor, Paradigm ‘B’ Wing	Mumbai
Mindspace, Malad (West)
Mumbai 400 064
INDIA
INDONESIA	Deutsche Bank AG	Deutsche Bank AG
	Deutsche Bank Building	Jakarta
80 Jl. Inman Bonjol
Jakarta 10310
INDONESIA
IRELAND	JP Morgan Chase Bank, N.A.**	J.P. Morgan AG**
	125 London Wall	Frankfurt
London EC2Y 5AJ
UNITED KINGDOM
ISRAEL	Bank Leumi le-Israel B.M.	Bank Leumi le-Israel B.M.
	35, Yehuda Halevi Street	Tel Aviv
61000 Tel Aviv
ISRAEL

Global Custody Agreement – JPMCB New York – General – July 2010

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK
ITALY	BNP Paribas Securities Services S.C.A.	J.P. Morgan AG**
	Via Asperto, 5	Frankfurt
20123 Milan
ITALY
JAPAN	Mizuho Corporate Bank, Limited	JPMorgan Chase Bank, N.A. **
	6-7 Nihonbashi-Kabutocho	Tokyo
Chuo-Ku
Tokyo 103
JAPAN

	The Bank of Tokyo-Mitsubishi UFJ, Limited	JPMorgan Chase Bank, N.A. **
	3-2 Nihombashi Hongkucho 1-chome	Tokyo
Chuo-ku
Tokyo 103
JAPAN

JORDAN	HSBC Bank Middle East Limited	HSBC Bank Middle East Limited
	Level 1	Amman
Zahran Street, 5th Circle
Amman
JORDAN

KAZAKHSTAN	SB HSBC Bank Kazakhstan JSC	SB HSBC Bank Kazakhstan JSC
	43 Dostyk Avenue	Almaty
Almaty 050010
KAZAKHSTAN

KENYA	Standard Chartered Bank Kenya Limited	Standard Chartered Bank Kenya Limited
	Stanbank House	Nairobi
Moi Avenue
P.O. Box 30003-00100
GPO, Nairobi
KENYA

KUWAIT	HSBC Bank Middle East Limited	HSBC Bank Middle East Limited
	Kuwait City, Qibla Area	Safat
Hamad Al-Saqr Street, Kharafi Tower
G/1/2 Floors
Safat 13017
KUWAIT

LATVIA	Swedbank AS	Swedbank AS
	Balasta dambis 1a	Riga
Riga, LV-1048
LATVIA

LEBANON	HSBC Bank Middle East Limited	JPMorgan Chase Bank, N.A. **
	HSBC Main Building	New York
Riad El Solh, P.O. Box 11-1380
1107-2080 Beirut
LEBANON

Global Custody Agreement – JPMCB New York – General – July 2010

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK
*LITHUANIA*	AB SEB Bankas	AB SEB Bankas
	12 Gedimino pr.	Vilnius (for LTL settlement)
LT 2600 Vilnius
	LITHUANIA	J.P. Morgan AG**
Frankfurt (for EUR settlement)
*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.*
LUXEMBOURG	BNP Paribas Securities Services S.C.A.	J.P. Morgan AG**
	33, Rue de Gasperich	Frankfurt
L-5826 Hesperange
LUXEMBOURG
*MALAWI*	Standard Bank Limited, Malawi	Standard Bank Limited. Malawi
	1st Floor Kaomba House	Blantyre
Cnr Glyn Jones Road & Victoria Avenue
Blantyre
MALAWI
*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.*
MALAYSIA	HSBC Bank Malaysia Berhad	HSBC Bank Malaysia Berhad
	2 Leboh Ampang	Kuala Lumpur
12th Floor, South Tower
50100 Kuala Lumpur
MALAYSIA
MALTA	HSBC Bank Malta p.l.c.	HSBC Bank Malta p.l.c.
	80 Mill Street	Qormi
Qormi QRM 3101
MALTA
MAURITIUS	The Hongkong and Shanghai Banking	The Hongkong and Shanghai Banking
	Corporation Limited	Corporation Limited
	HSBC Centre	Port Louis
18 Cybercity
Ebene
MAURITIUS
MEXICO	Banco Nacional de Mexico, S.A.	Banco Santander, S.A.
	Act. Roberto Medellin No. 800 3er Piso Norte	Mexico, D.F.
Colonia Santa Fe
01210 Mexico, D.F.
MEXICO
MOROCCO	Societe Generale Marocaine de Banques	Attijariwafa Bank S.A.
	55 Boulevard Abdelmoumen	Casablanca
Casablanca 20100
MOROCCO

Global Custody Agreement – JPMCB New York – General – July 2010

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK
NAMIBIA	Standard Bank Namibia Limited	The Standard Bank of South Africa Limited
	Mutual Platz	Johannesburg
Cnr. Stroebel and Post Streets
P.O.Box 3327
Windhoek
NAMIBIA
NETHERLANDS	BNP Paribas Securities Services S.C.A.	J.P. Morgan AG**
	Herengracht 595	Frankfurt
1017 CE Amsterdam
NETHERLANDS
NEW ZEALAND	JPMorgan Chase Bank, N.A.**	Westpac Banking Corporation
	Level 13, 2 Hunter Street	Wellington
Wellington 6011
NEW ZEALAND
NIGERIA	Stanbic IBTC Bank Plc	The Standard Bank of South Africa Limited
	Plot 1712	Johannesburg
Idejo Street
Victoria Island
Lagos
NIGERIA
NORWAY	Nordea Bank Norge ASA	Nordea Bank Norge ASA
	Essendropsgate 7	Oslo
PO Box 1166
NO-0107 Oslo
NORWAY
OMAN	HSBC Bank Middle East Limited	HSBC Bank Middle East Limited
	Bait Al Falaj Main Office	Ruwi
Ruwi PC 112
OMAN
PAKISTAN	Standard Chartered Bank (Pakistan) Limited	Standard Chartered Bank (Pakistan) Limited
	P.O. Box 4896	Karachi
Ismail Ibrahim Chundrigar Road
Karachi 74000
PAKISTAN
*PALESTINIAN	HSBC Bank Middle East Limited	HSBC Bank Middle East Limited
TERRITORIES*	Jaffa Street	Amman, Jordan (for JOD settlement)
P.O. Box 2067
	Ramallah	JPMorgan Chase Bank, N.A. **
	PALESTINIAN AUTONOMOUS AREA	New York (for USD settlement)
*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.*
PERU	Citibank del Peru S.A.	Banco de Credito del Peru
	Av. Canaval y Moreryra 480 Piso 4	Lima
San Isidro, Lima 27
PERU

Global Custody Agreement – JPMCB New York – General – July 2010

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK
PHILIPPINES	The Hongkong and Shanghai Banking	The Hongkong and Shanghai Banking
	Corporation Limited	Corporation Limited
	7/F HSBC Centre	Taguig City
3058 Fifth Avenue West
Bonifacio Global City
1634 Taguig City
PHILIPPINES
POLAND	Bank Handlowy w. Warszawie S.A.	BRE Bank S.A.
	ul. Senatorska 16	Warsaw
00-923 Warsaw 55
POLAND
PORTUGAL	BNP Paribas Securities Services S.C.A.	J.P. Morgan AG**
	Avenida D.João II, Lote 1.18.01, Bloco B,	Frankfurt
7º andar
1998-028 Lisbon
PORTUGAL
QATAR	HSBC Bank Middle East Limited	HSBC Bank Middle East Limited
	2nd Floor, Ali Bin Ali Tower	Doha
Building 150 (Airport Road)
PO Box 57
Doha
QATAR
ROMANIA	ING Bank N.V.	ING Bank N.V.
	Crystal Tower	Bucharest
48 lancu de Hunedoara Blvd.
011745 Bucharest 1
ROMANIA
*RUSSIA*	J.P. Morgan Bank International**	JPMorgan Chase Bank, N.A. **
	(Limited Liability Company)	New York
	10, Butyrsky Val	A/C JPMorgan Chase Bank London (USD
	White Square Business Centre	NOSTRO Account)
Floor 12
Moscow 125047
RUSSIA

	ING Bank (Eurasia) ZAO	JPMorgan Chase Bank, N.A. **
	(Closed Joint Stock Company)	New York
	36 Krasnoproletarskaya ulitsa	A/C JPMorgan Chase Bank London (USD
	127473 Moscow	NOSTRO Account)
RUSSIA
*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.*
SAUDI ARABIA	HSBC Saudi Arabia Limited	HSBC Saudi Arabia Limited
	2/F HSBC Building	Riyadh
Olaya Road, Al-Murooj Disrict
Riyadh 11413
SAUDI ARABIA

Global Custody Agreement – JPMCB New York – General – July 2010

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK
SERBIA	UniCredit Bank Srbija a.d.	UniCredit Bank Srbija a.d.
	Airport City Belgrade	Belgrade
Omladinskih Brigada 88
11070 Belgrade
SERBIA
SINGAPORE	DBS Bank Ltd.	Oversea-Chinese Banking Corporation
	60 Alexandra Terrace	Singapore
The Comtech, #05-27
118502
SINGAPORE
SLOVAK	UniCredit Bank Slovakia a.s.	J.P. Morgan AG**
REPUBLIC	Sancova 1/A	Frankfurt
SK-813 33 Bratislava
SLOVAK REPUBLIC
SLOVENIA	UniCredit Banka Slovenija d.d.	J.P. Morgan AG**
	Smartinska 140	Frankfurt
SI-1000 Ljubljana
SLOVENIA
SOUTH AFRICA	FirstRand Bank Limited	The Standard Bank of South Africa Limited
	1 Mezzanine Floor, 3 First Place, Bank City	Johannesburg
Cnr Simmonds and Jeppe Streets
Johannesburg 2001
SOUTH AFRICA
SOUTH KOREA	Standard Chartered Bank Korea Limited	Standard Chartered Bank Korea Limited
	100 KongPyung-dong ChongRo-Gu	Seoul
Seoul 110-702
SOUTH KOREA
SPAIN	Santander Investment, S.A.	J.P. Morgan AG**
	Ciudad Grupo Santander	Frankfurt
Avenida de Cantabria, s/n
Edificio Ecinar, planta baja
Boadilla del Monte
28660 Madrid
SPAIN
SRI LANKA	The Hongkong and Shanghai Banking	The Hongkong and Shanghai Banking
	Corporation Limited	Corporation Limited
	24 Sir Baron Jayatillaka Mawatha	Colombo
Colombo 1
SRI LANKA
SWEDEN	Nordea Bank AB (publ)	Svenska Handelsbanken
	Hamngatan 10	Stockholm
SE-105 71 Stockholm
SWEDEN
SWITZERLAND	UBS AG	UBS AG
	45 Bahnhofstrasse	Zurich
8021 Zurich
SWITZERLAND

Global Custody Agreement – JPMCB New York – General – July 2010

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK
TAIWAN	JPMorgan Chase Bank, N.A.**	JPMorgan Chase Bank, N.A. **
	8th Floor, Cathay Xin Yi Trading Building	Taipei
No. 108, Section 5, Hsin Yi Road
Taipei 110
TAIWAN
THAILAND	Standard Chartered Bank (Thai) Public	Standard Chartered Bank (Thai) Public
	Company Limited	Company Limited
	14th Floor, Zone B	Bangkok
Sathorn Nakorn Tower
90 North Sathorn Road Bangrak
Silom, Bangrak
Bangkok 10500
THAILAND
TRINIDAD AND	Republic Bank Limited	Republic Bank Limited
TOBAGO	9-17 Park Street	Port of Spain
Port of Spain
TRINIDAD AND TOBAGO
TUNISIA	Banque Internationale Arabe de Tunisie, S.A.	Banque Internationale Arabe de Tunisie, S.A.
	70-72 Avenue Habib Bourguiba	Tunis
P.O. Box 520
1080 Tunis Cedex
TUNISIA
TURKEY	Citibank A.S.	JPMorgan Chase Bank, N.A. **
	Inkilap Mah., Yilmaz Plaza	Istanbul
O. Faik Atakan Caddesi No: 3
34768 Umraniye- Istanbul
TURKEY
UGANDA	Standard Chartered Bank Uganda Limited	Standard Chartered Bank Uganda Limited
	5 Speke Road	Kampala
P.O. Box 7111
Kampala
UGANDA
*UKRAINE*	ING Bank Ukraine	JPMorgan Chase Bank, N.A. **
	30-A Spaska Street	New York
	04070 Kiev	A/C JPMorgan Chase Bank London (USD
	UKRAINE	NOSTRO Account)
*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.*
UNITED ARAB	HSBC Bank Middle East Limited	The National Bank of Abu Dhabi
EMIRATES - ADX	Emaar Square, Level 3, Building No. 5	Abu Dhabi
P.O. Box 502601
Dubai
UNITED ARAB EMIRATES

Global Custody Agreement – JPMCB New York – General – July 2010

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK
UNITED ARAB	HSBC Bank Middle East Limited	The National Bank of Abu Dhabi
EMIRATES - DFM	Emaar Square, Level 3, Building No. 5	Abu Dhabi
P.O. Box 502601
Dubai
UNITED ARAB EMIRATES
UNITED ARAB	HSBC Bank Middle East Limited	JPMorgan Chase Bank, N.A. **
EMIRATES –	Emaar Square, Level 3, Building No. 5	New York
NASDAQ Dubai	P.O. Box 502601	A/C JPMorgan Chase Bank London (USD
	Dubai	NOSTRO Account)
UNITED ARAB EMIRATES
UNITED	JPMorgan Chase Bank, N.A.**	JPMorgan Chase Bank, N.A. **
KINGDOM	125 London Wall	London
London EC4Y 5AJ
UNITED KINGDOM

	Deutsche Bank AG	Varies by currency
The Depository and Clearing Centre
Lower Ground Floor
27 Leadenhall Street
London EC3A 1AA
UNITED KINGDOM

(for Global CDs only)
UNITED STATES	JPMorgan Chase Bank, N.A.**	JPMorgan Chase Bank, N.A. **
	4 New York Plaza	New York
New York, NY 10004
UNITED STATES
URUGUAY	Banco Itaú Uruguay S.A.	Banco Itaú Uruguay S.A.
	Zabala 1463	Montevideo
11000 Montevideo
URUGUAY
VENEZUELA	Citibank, N.A.	Citibank, N.A.
	Centro Comercial El Recreo	Caracas
Torre Norte, Piso 20
Avda. Casanora, Sabana Grande
Caracas 1050 D.C.
VENEZUELA
VIETNAM	HSBC Bank (Vietnam) Ltd.	HSBC Bank (Vietnam) Ltd.
	The Metropolitan, 235 Dong Khoi Street	Ho Chi Minh City
District 1
Ho Chi Minh City
VIETNAM
*WAEMU - Benin,	Société Générale de Banques en Côte d’Ivoire	Société Générale de Banques en Côte d’Ivoire
Burkina Faso,	5 et 7, Avenue J. Anoma	Abidjan
Ivory Coast,	01 B.P. 1355
Guinea-Bissau,	Abidjan 01
Mali, Niger,	IVORY COAST
Senegal, Togo*

Global Custody Agreement – JPMCB New York – General – July 2010

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK
ZAMBIA	Standard Chartered Bank Zambia Plc	Standard Chartered Bank Zambia Plc
	Standard Chartered House	Lusaka
Cairo Road
P.O. Box 32238
Lusaka 10101
ZAMBIA
*ZIMBABWE*	Barclays Bank of Zimbabwe Limited	Barclays Bank of Zimbabwe Limited
	Corporate Centre	Harare
1st Floor, Eastern Wing
Birmingham Road, Cnr. Paisley Road
Harare
ZIMBABWE
*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.*

Global Custody Agreement – JPMCB New York – General – July 2010

SCHEDULE 2

Form of Board Resolution

To:	JPMorgan Chase Bank, N.A.
20

We hereby certify that the following is a true copy of the resolutions of the Board of [Directors] of                                                                                        * (the “Company”) which was duly called and held on                                        , 20          and at which a duly qualified quorum was present throughout and entitled to vote.

[INSERT RESOLUTIONS]

Director

Secretary

____________________
*Name of Company in full.

Global Custody Agreement – JPMCB New York – General – July 2010

SCHEDULE 3

J.P. Morgan Worldwide Securities Services Custody Restricted Markets Schedule

SEE ATTACHED

Global Custody Agreement – JPMCB New York – General – July 2010

The following table identifies certain markets that J.P. Morgan has determined to be restricted markets and provides summary information about the nature of the restrictions applicable in each. J.P. Morgan reserves the right to update this Schedule from time to time upon notice to Customer.

Market	Restrictions
Costa Rica

Local currency will be held in one or more separate cash accounts that J.P. Morgan opens for the benefit of its customers with J.P. Morgan’s Costa Rican Subcustodian.

If J.P. Morgan’s Costa Rican Subcustodian exits the market or becomes an unacceptable provider of subcustody services, J.P. Morgan may cease to provide custody services with respect to Securities that are safekept in Costa Rica. Although J.P. Morgan will work with customers to mitigate the impact of any decision to exit the market, it may not be practicable to give significant advance notice of the exit.

Iceland

Until further notice from J.P. Morgan, no deposits of Icelandic currency will be held in the Customer’s Cash Account except for the proceeds of sales of Icelandic Securities or where income and corporate action proceeds are paid in local currency.

Until further notice from J.P. Morgan, any credit of Icelandic currency to the Customer’s Cash Account with J.P. Morgan will be conditional and subject to reversal by J.P. Morgan upon notice to Customer except to the extent that the funds are able to be applied at Customer’s Instruction to the purchase of Icelandic Securities or J.P. Morgan is able to repatriate the funds from J.P. Morgan’s Icelandic Subcustodian via a foreign exchange transaction (upon Instruction received from Customer). In this regard, Customer will be entitled to no more than Customer’s pro rata share of any recoveries that J.P. Morgan is able to obtain, as reasonably determined by J.P. Morgan.

Lithuania

Until further notice from J.P. Morgan, no deposits of Lithuanian currency will be held in the Customer’s Cash Account except for any existing balances and future proceeds of sales of Securities safekept in Lithuania (“Lithuanian Securities”) or where income and corporate action proceeds are paid in local currency.

Until further notice from J.P. Morgan, any credit of Lithuanian currency to Customer’s Cash Account with J.P. Morgan will be conditional and subject to reversal by J.P. Morgan upon notice to Customer except to the extent that the funds are able to be applied at Customer’s direction to the purchase of Lithuanian Securities or J.P. Morgan is able to repatriate the funds from J.P. Morgan’s Lithuanian Subcustodian via a foreign exchange transaction (upon Instruction received from Customer). In this regard, Customer will be entitled to no more than Customer’s pro rata share of any recoveries that J.P. Morgan is able to obtain, as reasonably determined by J.P. Morgan.

Malawi

Local currency will be held in one or more separate cash accounts that J.P. Morgan opens for the benefit of its customers with J.P. Morgan’s Malawi Subcustodian.

Due to unclear standards in the Malawi market with respect to the completion and submission of corporate action elections, J.P. Morgan will be subject to a “reasonable efforts” standard of care with respect to any Corporate Action related to Securities safekept in Malawi (“Malawi Securities”).

If J.P. Morgan’s Malawi Subcustodian exits the market or becomes an unacceptable provider of subcustody services, J.P. Morgan may cease to provide custody services with respect to Malawi Securities. Although J.P. Morgan will work with customers to mitigate the impact of any decision to exit the market, it may not be practicable to give significant advance notice of the exit.

Palestinian Territories

Until further notice from J.P. Morgan, any credit of U.S. Dollars or Jordanian Dinars to the Customer’s Cash Account with J.P. Morgan applied at Customer’s direction to the purchase or sale of Securities safekept in the Palestinian Territories will be conditional and subject to reversal by J.P. Morgan upon notice to Customer except to the extent that the funds are able to be repatriated or J.P. Morgan is able to repatriate the funds from J.P. Morgan’s Subcustodian in the Palestinian Territories via a capital remittance transaction (upon Instruction received from Customer). In this regard, Customer will be entitled to no more than Customer’s pro rata share of any recoveries that J.P. Morgan is able to obtain, as reasonably determined by J.P. Morgan.

Global Custody Agreement – JPMCB New York – General – July 2010

Market	Restrictions

J.P. Morgan’s Palestinian Subcustodian, HSBC Bank Middle East Limited, Palestinian Autonomous Area, advises that the Palestinian Territories are subject to social and political unrest. There is no well defined legal system in place, no satisfactory mechanism for resolving any disputes and an embryonic oversight control of the Palestinian institutions. In the event of bankruptcy of the Palestine Stock Exchange who owns and operates the Central Depository and Settlement Department, there is no system of insurance in place and no mandate at the Palestine Monetary Authority to rescue a failing bank.

Clients should therefore be aware that, due to the political uncertainties and ongoing development, issues may arise in the Palestinian Territories in connection with any of the services which the Palestinian Subcustodian is providing under our subcustodian agreement with them.

As a result, J.P. Morgan wishes to highlight that there could be disruption in services, and that these disruptions or limitations in service would be considered as force majeure.

Russia (for Russian Equities only)

Customer should refer to the current version of the applicable J.P. Morgan’s Russia briefing memo regarding the registrar company system of recording ownership of equity Securities issued by a Russian issuer (“Russian Equities”). Registrar companies licensed in Russia to provide share registration services to an issuer of Russian Equities (“Russian Registrar Company”) are not Securities Depositories or Subcustodians or otherwise agents of J.P. Morgan.

J.P. Morgan provides custody services with respect to Russian Equities only when held through a Russian securities depository in which the Russian Subcustodian participates or when the Russian Subcustodian has a contract with the applicable Russian Registrar Company. Customer should refer to the current version of the applicable Russia briefing memo for information concerning these contracts and steps J.P. Morgan currently takes to monitor the performance of Russian Registrar Companies.

J.P. Morgan’s responsibility with respect to the safekeeping of Russian Equities shall be limited to maintaining electronic records of Russian Equities holdings owned by Customer based on either (i) fax or scanned copies of share re-registration notifications issued by a Russian Registrar Company in respect of the Russian Equities (“Russian Share Notifications”), as provided to J.P. Morgan by either the custodian of the Customer’s counterparty in the case of a purchase transaction or by the Russian Registrar Company in the case of a sales transaction, or (ii) electronic copies of notifications issued by a Russian Securities Depository (“Russian Depository Notifications”). J.P. Morgan shall not be responsible for ensuring the validity or genuineness of the notifications (originals or copies) it receives.

Due to unclear standards in the Russian market with respect to the completion and submission of corporate action elections, J.P. Morgan will be subject to a “reasonable efforts” standard of care with respect to any Corporate Action related to Russian Equities. For clients settling through Russian Registrar Companies, proxy services are available where a signed agreement is in place between the Russian Subcustodian and the applicable Russian Registrar Company.

Ukraine (for Ukrainian Equities only)

Customer should refer to the current version of the applicable J.P. Morgan’s Ukraine briefing memo regarding the account structure and corporate action nuances of the Ukrainian market.

For client opening accounts in Ukraine and unincorporated client types in particular, due to unclear standards in the Ukrainian market with respect to the completion and submission of corporate action elections, J.P. Morgan will be subject to a “reasonable efforts” standard of care with respect to any Corporate Action related to equity Securities safekept in Ukraine.

Global Custody Agreement – JPMCB New York – General – July 2010

Market	Restrictions
West African Economic and Monetary Union (“WAEMU”)

Local currency will be held in one or more separate cash accounts that J.P. Morgan opens for the benefit of its customers with J.P. Morgan’s WAEMU Subcustodian.

If J.P. Morgan’s WAEMU Subcustodian exits the market or becomes an unacceptable provider of subcustody services, or if market conditions otherwise deteriorate within one or more of the member states of WAEMU, J.P. Morgan may cease to provide custody services with respect to Securities issued in member states of WAEMU that are settled and safekept at Dépositaire Central/Banque de Règlement S.A.. Although J.P. Morgan will work with customers to mitigate the impact of any decision to exit the market, it may not be practicable to give significant advance notice of the exit.

Zimbabwe

Until further notice from J.P. Morgan, any credit of U.S. Dollars to the Customer’s Cash Account with J.P. Morgan applied at Customer’s direction to the purchase or sale of Zimbabwe Securities will be conditional and subject to reversal by J.P. Morgan upon notice to Customer except to the extent that the funds are able to be repatriated or J.P. Morgan is able to repatriate the funds from J.P. Morgan’s Zimbabwean Subcustodian via a capital remittance transaction (upon Instruction received from Customer). In this regard, Customer will be entitled to no more than Customer’s pro rata share of any recoveries that J.P. Morgan is able to obtain, as reasonably determined by J.P. Morgan.

If J.P. Morgan’s Zimbabwean Subcustodian exits the market or becomes an unacceptable provider of subcustody services, or if market conditions otherwise deteriorate, J.P. Morgan may cease to provide custody services with respect to Securities that are safekept in Zimbabwe. Although J.P. Morgan will work with customers to mitigate the impact of any decision to exit the market, it may not be practicable to give significant advance notice of the exit.

Global Custody Agreement – JPMCB New York – General – July 2010

SCHEDULE 4

FEES

SEE SECTION B, [SECTION C], APPENDIX IIA AND APPENDIX IIB OF THE ATTACHED FEE ADDENDUM

Global Custody Agreement – JPMCB New York – General – July 2010

ANNEX A

Electronic Access

1. J.P. Morgan may permit the Customer and its Authorized Persons to access certain electronic systems, applications and Data (as defined below) in connection with the Agreement (collectively, the “Products”). J.P. Morgan may, from time to time, introduce new features to the Products or otherwise modify or delete existing features of the Products in its sole discretion. J.P. Morgan shall endeavor to give the Customer reasonable notice of its termination or suspension of access to the Products, but may do so immediately if J.P. Morgan determines, in its sole discretion, that providing access to the Products would violate Applicable Law or that the security or integrity of the Products is at risk. Access to the Products shall be subject to the Security Procedures.

2. In consideration of the fees paid by the Customer to J.P. Morgan and subject to any applicable software license addendum in relation to J.P. Morgan-owned or sublicensed software provided for a particular application and Applicable Law, J.P. Morgan grants to the Customer a non-exclusive, non-transferable, limited and revocable license to use the Products and the information and data made available through the Products (the “Data”) for the Customer’s internal business use only. The Customer may download the Data and print out hard copies for its reference, provided that it does not remove any copyright or other notices contained therein. The license granted herein will permit use by Customer’s Authorized Person, provided that such use shall be in compliance with the Agreement, including this Annex.

3. The Customer acknowledges that there are security, corruption, transaction error and access availability risks associated with using open networks such as the internet, and the Customer hereby expressly assumes such risks. The Customer is solely responsible for obtaining, maintaining and operating all software (including antivirus software, anti-spyware software, and other internet security software) and personnel necessary for the Customer to access and use the Products. All such software must be interoperable with J.P. Morgan’s software. Each of the Customer and J.P. Morgan shall be responsible for the proper functioning, maintenance and security of its own systems, services, software and other equipment.

4. In cases where J.P. Morgan’s web site is unexpectedly down or otherwise unavailable, J.P. Morgan shall, absent a force majeure event, provide other appropriate means for the Customer or its Authorized Persons to instruct J.P. Morgan or obtain reports from J.P. Morgan. J.P. Morgan shall not be liable for any Liabilities arising out of Customer’s access to or inability to access the Products via J.P. Morgan’s web site in the absence of J.P. Morgan’s gross negligence or willful misconduct. Nothing herein supersedes any obligation of J.P. Morgan’s obligations stated elsewhere in the attached Global Custody Agreement with respect to providing accurate and complete data available to J.P. Morgan at the time.

5. Use of the Products may be monitored, tracked, and recorded. In using the Products, the Customer hereby expressly consents to such monitoring, tracking, and recording. Individuals and organizations should have no expectation of privacy unless local law, regulation, or contract provides otherwise. J.P. Morgan shall own all right, title and interest in the data reflecting Customer usage of the Products or J.P. Morgan’s web site (including, but not limited to, general usage data and aggregated transaction data). J.P. Morgan may use and sublicense data obtained by it regarding the Customer’s use of the Products or J.P. Morgan’s website, as long as J.P. Morgan does not disclose to others that the Customer was the source of such data or the details of individual transactions effected using the Products or web site.

6. The Customer shall not knowingly use the Products to transmit (i) any virus, worm, or destructive element or any programs or data that may be reasonably expected to interfere with or disrupt the Products or servers connected to the Products; (ii) material that violates the rights of another, including but not limited to the intellectual property rights of another; and (iii) “junk mail”, “spam”, “chain letters” or unsolicited mass distribution of e-mail.

7. The Customer shall promptly and accurately designate in writing to J.P. Morgan the geographic location of its users upon written request. The Customer further represents and warrants to J.P. Morgan that the Customer shall not access the service from any jurisdiction which J.P. Morgan informs the Customer or where the Customer has actual knowledge that the service is not authorized for use due to local regulations or laws, including applicable software export rules and regulations. Prior to submitting any document which designates the persons authorized to act on the Customer’s behalf, the Customer shall obtain from each individual referred to in such document all necessary consents to enable J.P. Morgan to process the data set out therein for the purposes of providing the Products.

Global Custody Agreement – JPMCB New York – General – July 2010

8. The Customer will be subject to and shall comply with all applicable laws, rules and regulations concerning restricting collection, use, disclosure, processing and free movement of the Data (collectively, the “Privacy Regulations”). The Privacy Regulations may include, as applicable, the Federal “Privacy of Consumer Financial Information” Regulation (12 CFR Part 30), as amended from time to time, issued pursuant to Section 504 of the Gramm-Leach-Bliley Act of 1999 (15 U.S.C. §6801, et seq.), the Health and Insurance Portability and Accountability Act of 1996 (42 U.S.C. §1320d), The Data Protection Act 1998 and Directive 95/46/EC of the European Parliament and of the Council of 24 October 1995 on the protection of individuals with regard to processing of personal data and the free movement of such data.

9. The Customer shall be responsible for the compliance of its Authorized Persons with the terms of the Agreement, including this Annex.

Global Custody Agreement – JPMCB New York – General – July 2010